Exhibit 10.17

RETAIL LEASE

TOWN CENTER CORTE MADERA
Corte Madera, California

by and between

770 TAMALPAIS DRIVE, INC.,
a Florida corporation,
as Landlord

and

CIRCLE BANK,
a California corporation
as Tenant

Dated as of May 20, 2010

RETAIL LEASE

TOWN CENTER CORTE MADERA
Corte Madera, California

THIS LEASE, dated for reference purposes only as of May 20, 2010 is made by and between 770 TAMALPAIS DRIVE INC., a Florida corporation (“Landlord”), whose address is:

c/o Madison Marquette Retail Services , Inc.
100 Corte Madera Town Center
Corte Madera, CA 94925

and

c/o Heitman Capital Management LLC
191 N. Wacker Dr., Suite 2500
Chicago, Illinois 60606
Attn: Portfolio Manager

    and         CIRCLE BANK, a California corporation (“Tenant”“), whose address is:
1400A Grant Avenue
Novato, CA 94945

and after the Rental Commencement Date is:

303 Corte Madera Town Center
Corte Madera, CA 94925

DEMISE
Landlord is the owner of the leasehold interest in Town Center Corte Madera (the “Center”) under that certain Lease dated December 21, 1971 executed by American National Insurance Company, a Texas corporation, as lessor, and Premier Properties, Inc., a corporation, as lessee (the “Ground Lease”). As lessee under the Ground Lease, Landlord hereby leases, demises and lets to Tenant, and Tenant hereby leases, hires and takes from Landlord those certain premises comprising approximately 3,084 square feet (“Tenant’s Gross Leasable Area”) shown in the cross-hatched area as shown on Exhibit A (the “Premises”), consisting of Space 303 and more specifically shown on Exhibit B.

Landlord is also the owner of the fee interest in the Center. If at any time during the Term of this Lease, the fee and leasehold interests in the Center are merged, then this Lease shall not terminate and Tenant shall attorn to Landlord as owner of both the fee and leasehold interests. Tenant hereby waives any claim or defense to enforcement of this Lease based on the merger of the fee and leasehold estates in the Center.

BASIC TERMS
1.        The parties agree that this Lease is made upon the following Basic Terms, which are incorporated into this Lease and those paragraphs noted in parenthesis in particular:

(a)           Term: Approximately one hundred twenty four (124) months, commencing on the Rent Commencement Date and ending one hundred twenty (120) months after the earlier to occur of: (i) the expiration of Tenant’s ninety (90) day construction

period (described below) or (ii) the date Tenant first commences to do business in, on or from the Premises.                                                                                                                                                 (Par. 2(a))

Delivery Date: Upon Landlord’s receipt of a Regulatory Approval Notice or Tenant’s written waiver thereof in accordance with Paragraph 3 of the Lease Rider.

Rent Commencement Date: Upon execution and delivery of this Lease by both parties. Notwithstanding the foregoing, Minimum Rent and Additional Rent shall be abated for a period not to exceed ninety (90) days following the Delivery Date. Commencing on the Delivery Date and continuing during such 90 day period, Tenant shall diligently pursue completion of Tenant’s Work in accordance with this Lease, including Exhibit C. In addition to the foregoing, Minimum Rent and Additional Rent shall be further abated for a period not to exceed thirty (30) days commencing on the earlier to occur of: (i) the expiration of the 90 day construction period or (ii) the date Tenant first commences to do business in, on or from the Premises.

(b)          Minimum Monthly Rent:

Months 1-12:             Ten Thousand Seven Hundred Ninety Four and 00/100 Dollars
   ($10,794.00)
Months 13-24:           Eleven Thousand One Hundred Seventeen and 82/100 Dollars
   ($11,117.82)
Months 25-36:           Eleven Thousand Four Hundred Fifty One and 35/100 Dollars
   ($11,451.35)
Months 37-48:           Eleven Thousand Seven Hundred Ninety Four and 90/100 Dollars
   ($11,794.90)
Months 49-60:           Twelve Thousand One Hundred Forty Eight and 74/100 Dollars
   ($12,148.74)
Months 61-72:           Twelve Thousand Five Hundred Thirteen and 20/100 Dollars
   ($12,513.20)
Months 73-84:           Twelve Thousand Eight Hundred Eighty Eight and 60/100 Dollars
   ($12,888.60)
Months 85-96:          Thirteen Thousand Two Hundred Seventy Five and 26/100 Dollars
   ($13,275.26)
Months 97-108:         Thirteen Thousand Six Hundred Seventy Three and 52/100 Dollars
   ($13,673.52)
Months 109-120:       Fourteen Thousand Eighty Three and 72/100 Dollars
   ($14,083.72)                                                                                          (Par. 3)

(c)	Percentage Rent: N/A	(Par. 4)

(d)	Security Deposit: $15,000.00	(Par. 6)

(e)	Initial Monthly Impound for Common Area Charges: $2,960.64	(Par. 7)

(f)	Initial Monthly Impound for Taxes :$737.59	(Par.8)

(g)	Advertising Obligation: N/A	(Par. 18)

(h)	Name of Business: Circle Bank	(Par. 14)

(i)	Hours of Operation:

	Monday through Friday:	10:00 a.m. to 7:00 p.m.
	Saturday:	10:00 a.m. to 4:00 p.m.
	Sunday:	11:00 a.m. to 2:00 p.m.
(Par. 16)

(j)	Monthly Charge for Marketing Service: $400.92		(Par. 19)

(k)	Use:	Tenant’s use of the Premises shall be for a retail bank and for no other use or purpose.	(Par. 15)

(1)	Landlord and Tenant agree that the only real estate brokers involved in the negotiation of this Lease are:

	Madison Marquette Retail Services, Inc., acting as the agent for and representing only Landlord and BT Commercial, acting as agent for and representing only Tenant		(Par. 45(h))

(m)	Gross Sales Threshold: N/A		(Par. 4(1))

(n)	Exhibits and Riders: Rider
	Exhibit A:	Site Plan for the Center
	Exhibit B:	Premises
	Exhibit C:	Construction Procedures
	Exhibit D:	Sign Criteria
	Exhibit E:	of Term Agreement

(o)
The giving or withholding of consent or approval, or any acts or omissions called for in this Lease shall be given, withheld or done on a reasonable basis and shall not be unreasonably delayed unless a specific provision to the contrary is set forth.

(p)
All exhibits attached to this Lease shall be deemed to be incorporated herein by the individual reference to each such exhibit, and all such exhibits shall be deemed to be a part of this Lease as though set forth in full herein.

(q)	The Exhibits and Riders referenced in Paragraph 1(n) of this Lease are incorporated in full herein by this reference.

TERM
2.       (a)     The Term of this Lease shall commence on the Rent Commencement Date and shall terminate at midnight on the last day of the calendar month during which the period set forth in Paragraph 1(a) above expires (the “Expiration Date”).

(b)      Landlord shall use reasonable efforts to complete Landlord’s Work (as defined in Exhibit C) promptly after receipt of the Regulatory Approval Notice described in paragraph 3 of the Lease Rider. Landlord and Tenant hereby agree and acknowledge that Landlord shall have no obligation to commence Landlord’s Work until Landlord has received the Regulatory Approval Notice and further, that Landlord’s Work may be completed either prior to or concurrently with the completion of Tenant’s Work (as defined in Exhibit C).

(c)      Unless the Lease is terminated in accordance with Paragraph 3 of the Lease Rider (failure of Tenant to obtain or waive Regulatory Approval) if Tenant fails to open for business and remain open for business in accordance with Paragraphs 4(h), 14, 15, and 16 below, as applicable, any such failure shall constitute an event of default by Tenant, and Landlord may, at its option, elect either (i) to exercise any or all of the rights and remedies set forth in Paragraph 35 below, or (ii) to require that Tenant pay an amount equal to two times the amount set forth in Paragraph 1(b) above as Minimum Rent, until the first month after Tenant does open its business in accordance with the above referenced paragraphs. If Landlord elects alternative (ii) above, it may nevertheless elect at any time to switch to alternative (i) by notice to Tenant at any time prior to Tenant so opening. The parties acknowledge that Landlord will be damaged by Tenant’s failure to open its business as provided above and that the amount of such damage would be difficult to ascertain and prove; therefore, the doubled Minimum Rent pursuant to this provision shall be in full settlement of the amount of actual damages suffered by Landlord due to Tenant’s failure to perform in accordance with the above referenced provisions if Landlord does not elect to exercise its rights and remedies set forth in Paragraph 35 below by reason of any such failure.

MINIMUM
RENT
3.       (a)     Commencing on the Rent Commencement Date, Tenant agrees to pay to Landlord without offset, deduction, prior notice or demand of any kind the minimum monthly rent set forth in Paragraph 1(b) above (“Minimum Rent”) in advance at Landlord’s designated Rent payment address on the first day of each calendar month throughout the Term of this Lease. If Tenant’s obligation to pay Minimum Rent commences other than on the first day of a calendar month, the first month’s Minimum Rent shall be prorated accordingly and paid at the commencement of the obligation to pay Minimum Rent. Landlord’s address shall be as set forth above, or as from time to time designated by Landlord to Tenant in writing. Upon Landlord’s request, Tenant will co-sign Landlord’s written confirmation of the Delivery Date, Rent Commencement Date and Expiration Date.

   (b)          INTENTIONALLY OMITTED

          (c)       Tenant shall make payment of Minimum Rent and other payments to Landlord in lawful money of the United States; provided, if any such payment made by a check, draft or money order is returned to Landlord due to insufficient funds, or otherwise, Landlord shall have the right, at any time thereafter, upon written notice to Tenant, to require Tenant to make all subsequent payments by cashier’s or certified check. In addition, Tenant shall pay to Landlord upon demand the sum of Seventy-five Dollars ($75.00) to cover Landlord’s administrative costs in connection with any such returned payment.

           (d)       It is expressly understood and agreed that Tenant’s timely payment of Minimum Rent and all other rents, charges and amounts of any kind provided in this Lease is an unconditional obligation of Tenant, and one on which Landlord is relying in order to meet the financial obligations of the Center. Tenant’s obligation to pay shall be continuous throughout the Term of this Lease, even during the pendency of any dispute resolution process which may arise during the Term hereof.

PERCENTAGE
RENT
   4.

  (a)       INTENTIONALLY OMITTED

  (b)       INTENTIONALLY OMITTED

  (c)       INTENTIONALLY OMITTED

  (d)       INTENTIONALLY OMITTED

  (e)       INTENTIONALLY OMITTED

  (f)       INTENTIONALLY OMITTED

  (g)       INTENTIONALLY OMITTED

          (h)      Tenant shall operate its business in the Premises as provided in Paragraphs 15 and 16 below and with due diligence and efficiency and shall maintain adequate personnel for the efficient service of its customers. Tenant shall not conduct any auction of its merchandise or fixtures, equipment or other personal property.

   (i)        INTENTIONALLY OMITTED

   (j)        INTENTIONALLY OMITTED

   (k)       INTENTIONALLY OMITTED

          (l)      Landlord has agreed to this Lease in reliance on Tenant’s experience and expected performance in operating its business as described in Paragraphs 1(k), 4(h), 15 and 16. It is critical to the success of the Center that Tenant consistently perform its obligation under the referenced paragraphs.

          (m)      Neither the provisions set forth in this Paragraph 4, nor any one or more agreements contained in this Lease, is intended, nor shall the same be so deemed or construed, to create a partnership between Landlord and Tenant, to make them joint venturers, or to make Landlord in any way responsible for the debts or losses of Tenant.

ADDITIONAL
 RENT
5.       (a)     All taxes, common area charges, and other costs and expenses payable hereunder by Tenant (together with any late charge or interest that may accrue thereon in the event of Tenant’s failure to pay the same) and all damages, costs and expenses which Landlord may incur by reason of Tenant’s default hereunder shall be deemed to be “Additional Rent.” In the event of non payment by Tenant of any Additional Rent, Landlord shall have all of the rights and remedies with respect thereto as Landlord has for the non-payment of Minimum Rent. The term “rent”, “rentals” or “rental” as used in this Lease shall mean Minimum Rent, and Additional Rent.

          (b)      Tenant acknowledges that the late payment by Tenant of any rentals due hereunder will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which will be extremely difficult or impractical to ascertain. Such costs and expenses include, without limitation, administrative and collection costs and processing and accounting expenses. Accordingly, if any rental payable hereunder is not received by Landlord from Tenant within five (5) days after the same becomes due, Tenant shall immediately pay to Landlord, without prior notice or demand, a late charge equal to five percent (5%) of the amount then delinquent. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for its losses sustained by reason of Tenant’s failure to make timely payment. In no event shall this provision for the payment of a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rental due hereunder or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay such rental when due, including the right to terminate this Lease.

          (c)      If any rental remains delinquent for a period in excess of thirty (30) days from the date due, then, in addition to the late charge provided hereinabove, Tenant shall pay to Landlord interest on any rental that is not paid when due at the lesser of six percent (6%) per annum over the “Prime Rate” quoted by The Wall Street Journal (or its successor publication) as of the due date or the maximum interest rate permitted by law (the “Default Rate”), from the 30th day following the date such amount became due, until paid.

          (d)      If Tenant shall fail to pay Minimum Rent within five (5) days following the due date thereof on any two (2) or more occasions during any 12-month period during the Lease Term, Landlord shall have the right, in addition to any other rights or remedies it may have hereunder, to require Tenant thereafter to pay Minimum Rent in quarterly installments in advance or by certified check in each instance.

SECURITY
DEPOSIT
6.       (a)      Tenant has deposited with Landlord the amount set forth in Paragraph 1(d) above as a security deposit (the “Security Deposit”), receipt of which is hereby acknowledged. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms of this Lease by it to be observed and performed. The Security Deposit shall not be mortgaged, assigned, transferred, or encumbered by Tenant without the prior written consent of Landlord and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord.

          (b)      If any rental payable to Landlord becomes overdue, or should Landlord make payments on behalf of Tenant as provided in this Lease, or should Tenant fail to perform any of the terms of this Lease, then Landlord may, at its option and without prejudice to any other remedy it may have, appropriate and apply the entire Security Deposit or so much of it as may be necessary to remedy a default in payment of rentals or to reimburse Landlord for payments so made on behalf of Tenant or to compensate Landlord for loss or damage sustained by Landlord as a result of any other default by Tenant hereunder, and Tenant shall upon demand by Landlord restore the Security Deposit to the original sum. Should Tenant comply with all of the terms of this Lease and promptly pay all rentals as they fall due, the Security Deposit, or so much thereof as shall remain after Landlord’s application as set forth above, shall be returned to Tenant within thirty (30) days after Landlord is tendered possession of the Premises. Tenant hereby unconditionally and irrevocably waives the benefits and protections of California Civil Code Section 1950.7, and, without limitation of the scope of such waiver, acknowledges that Landlord may use all or any part of the Security Deposit to compensate Landlord for damages resulting from termination of this Lease and the tenancy created hereunder (including, without limitation, damages recoverable under California Civil Code Section 1951.2). The provisions of this paragraph shall prevail over any conflicting provisions which may be contained in California Civil Code Section 1950.7 and all other provisions of law, now or hereafter in effect, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the Security Deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises.

          (c)      In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be offset against any unpaid rentals.

          (d)      Landlord shall not be deemed a trustee of the Security Deposit, and Landlord may use the Security Deposit in Landlord’s ordinary business and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Premises during the Lease Term, Landlord may pay the Security Deposit to Landlord’s successor in interest in accordance with the provisions of Section 1950.7 of the California Civil Code or any successor statute, in which event the transferring Landlord shall be released from all liability for the return of the Security Deposit.

COMMON
AREA
7.       (a)      Areas within the outer property lines of the Center, exclusive of those building areas and other areas which are available exclusively for leasing to tenants, shall be known as “Common Areas,” Landlord has improved the Common Areas by installing and constructing therein parking lots, access roads, pedestrian walkways, sidewalks, comfort stations, delivery and landscaped areas and lighting facilities. The Common Areas (except for the Center management office, if any, utility rooms and spaces and any other area designated from time to time by Landlord in its sole discretion for limited or restricted access or use) shall be available for the use of all Landlord’s tenants, their employees, customers and invitees. Notwithstanding any other provision in this Lease, Landlord shall have the right from time to time to make changes in, additions to, and deletions from the Common Areas, and to rehabilitate, redesign, expand and/or relocate any building shown on Exhibit A, or to expand the Center by adding land and/or building areas, and to alter the purposes to which any of them may be devoted, all without consent from Tenant, provided any such change, addition, deletion or alteration of purpose would not materially and adversely affect Tenant’s continued ability to operate its business from the Premises in accordance with its rights under this Lease (except for temporary disruption to Tenant’s business caused by construction activity). The use of the Common Areas shall at all times be subject to such reasonable rules and regulations as Landlord may establish in accordance with Paragraph 22 below, and to any Declaration or other similar document referred to in Paragraph 23 below, if any.

          (b)      Beginning at the Rent Commencement Date, Tenant shall pay its share of the total cost of maintaining and operating the Common Areas, with such share to be computed as provided in Paragraph 7(e) below. For purposes of this Paragraph 7(b), such costs (collectively “Common Area Charges”) shall include all general maintenance, upkeep, lighting, cleaning, repairs to and replacements of improvements in the Common Areas, including, but not limited to, operation, maintenance and repair of utility systems (including telephone cabling), the central HVAC water distribution system (but applicable to and prorated among only those tenants served thereby, as provided in Paragraph 7(f) below), building roof repairs and maintenance, including but not limited to, flashings, rain leaders and downspouts (notwithstanding the fact that the roofs may not be located within the Common Areas), canopy, awning, and building exterior and sign pylon(s), painting and maintenance, planting and landscaping, fire sprinkler maintenance and inspection, parking lot striping, pavement repairs, sealing and replacement, lighting repairs and replacements, utility services supplied by Landlord under Paragraph 9 below, preventative maintenance contracts obtained by Landlord if Landlord so elects under Paragraph 38 below, rubbish removal, security services and police protection, including on-site traffic control and holiday off-site employee and/or customer parking programs, as necessary, maintenance of public toilets, maintenance and repair of music program and equipment and loud speakers, public liability, property damage and fire and extended risk insurance premiums for the Center, personal property taxes, the cost of on-site personnel to implement such services, depreciation (if owned) or rental payments (if rented) on maintenance and operating machinery and equipment, the operation of the Community Room, as defined in Paragraph 7(e) below, if any, and an allowance to be paid to Landlord to compensate it for the supervision of such maintenance, billing and collection of tenants’ charges, which allowance shall equal fifteen percent (15%) of the total of all such costs (exclusive of taxes and insurance premiums), including any and all other expenses related to the existence of the Common Areas and their use by and for the benefit of the several tenants in the Center, their employees, customers and invitees. Expenditures for any of the foregoing which are of a capital nature, as determined by Landlord in accordance with generally accepted accounting principles, such as but not limited to roof replacements and major parking lot rehabilitation or replacement, shall be prorated on an annual basis over the useful life of the improvement or facility so replaced, and from and after the date of any such expenditure there shall be included in Common Area Charges during any single year only that prorata portion of such expenditure as is properly allocable to such year. The following are operating expenses which shall NOT be included in Common Area Charges: (i) merchants association membership fees and (ii) advertising and promotional expenditures. Any Common Area Charges paid by Tenant which are subsequently reimbursed to Landlord by insurance or condemnation proceeds shall be reimbursed to Tenant prorata within thirty (30) days following Landlord’s receipt of such proceeds. Notwithstanding anything contained in Paragraph 7(b) of this Lease to the contrary:

For purposes of calculating Tenant’s pro rata share of Common Area Charges, the increase in Common Area Charges to be included for such calculations for each calendar year shall not exceed three percent (3%) per annum on a non-cumulative basis over the Common Area Charges for calendar year 2010; provided, however, that any increase (i) for the cost of insurance, sewer, water, gas, electricity, telephone, trash removal and other utilities, and/or (ii) due to the acts or omissions of Tenant, including, without limitation, any increase in Common Area Charges due to the operations of Tenant or alterations made by Tenant, shall be excluded from the foregoing limitation. Notwithstanding the foregoing, it is hereby agreed that Common Area Charges for calendar year 2010 shall not exceed $11.52 per square foot.

          (c)      With each payment of Minimum Rent, Tenant shall pay Landlord the amount set forth in Paragraph 1(e) above as an impound toward its share of Common Area Charges. The amount of such impound is an estimate only of Tenant’s actual obligation, and may be adjusted from time to time by Landlord by written notice to Tenant. Tenant’s actual obligation for Common Area Charges may be determined and computed by Landlord quarterly but not less often than annually, and at the time each such computation is made, Landlord and Tenant shall adjust for any difference between impounded estimated amounts and Tenant’s computed actual share. Such reconciliation of Tenant’s actual share of Common Area Charges and impounded estimated amounts paid by Tenant shall be made as soon as reasonably possible after the expiration of the immediately preceding annual period (or, at Landlord’s election, quarterly period) by Landlord’s notice to Tenant accompanied by an explanation of the calculation of Tenant’s actual share of Common Area Charges. Any additional amount owed by Tenant shall be paid to Landlord within thirty (30) days of Landlord’s statement. Any overpayment by Tenant shall be applied towards Tenant’s next occurring impounds of Common Area Charges, or if none, refunded to Tenant within thirty (30) days. The manner and method of operation, maintenance, upkeep and repair of the Common Areas shall be at the sole and absolute discretion of Landlord, except as provided below, and all costs incurred by Landlord in good faith shall be conclusively and finally binding upon Tenant. In the event Tenant fails to object to or contest any such statement of Common Area Charges within two (2) years from the date of said notice, such failure shall be deemed a waiver by Tenant of any rights, if any, to object to or contest any assessment of Common Area Charges for such period. Notwithstanding anything to the contrary contained in this Lease, any Common Area Charges known by Landlord and not billed by Landlord within one (1) year from the end of the calendar year in which the Common Area Charges were incurred shall not subsequently be billed by Landlord, and shall not be payable by Tenant. The provisions of this subparagraph shall survive the termination or expiration of this Lease.

          (d)      Notwithstanding anything to the contrary in this Paragraph 7, if any Major Department Store or Other Major Tenant (as such terms are hereinafter defined) in the Center has the right to and does maintain Common Areas allocable to its premises, then, for the length of time such conditions exist, Landlord’s responsibility under this Paragraph 7 shall only be for those portions of the Common Areas not maintained by any such Major Department Store or Other Major Tenant, and Common Area Charges shall pertain only to those portions of the Common Areas as are actually maintained by Landlord. The square footage of such tenants shall be reduced from the square footage of the Retail Space for the purposes of calculating Tenant’s prorata share of Common Area Charges that have been reduced pursuant to this Paragraph 7(d).

          (e)      Portions of the Center are or will be leased for use by or as Major Department Stores, Office Tenants, the Community Room, or Other Major Tenants. As used in this Lease, “Major

Department Stores” are the occupants of those certain buildings indicated on Exhibit A as “Department Store”; the “Community Room” is the Office Building community room where meetings, hearings and other events are conducted on a non-profit basis by civic, charitable, and community groups; “Office Tenants” are the occupants of the upper three stories of the Office Building at the Center as shown on Exhibit A; and, “Other Major Tenants” are tenants occupying premises which contain ten thousand (10,000) square feet or more of gross leasable area, as calculated by Landlord. The contributions of the Office Tenants, Major Department Stores, the Community Room, and Other Major Tenants towards any Common Area Charges shall be credited toward the payment of such charges, and the balance thereof (“Net Common Area Charges”) shall be prorated to Tenant as follows:

(i)    As used herein, the term “Retail Space” shall mean that portion of the Center intended by Landlord for occupancy by retail tenants.

(ii)    Tenant’s prorata share of Net Common Area Charges shall be a fraction of the total, the numerator of which is the gross leasable area of the Premises (hereby agreed to currently be as set forth on page 1 of this Lease) and the denominator of which is the gross leasable area of the Small Shop Area as of the first day of the applicable billing period. As used herein, “Small Shop Area” means the Retail Space, less that portion thereof occupied by Major Department Stores, the Community Room and Other Major Tenants as of the first day of the applicable billing period.

(f)    The following provisions shall apply only if the Premises are served by the central HVAC water distribution system (“HVAC System”) referred to in subparagraph (b) above:

(i)    The cost of operation, maintenance and repair of the HVAC System (“HVAC Costs”) shall be segregated from other Common Area Charges and shall be prorated only among those tenants whose premises are served by such system (the “HVAC Space”), and

(ii)    Tenant shall pay as its prorata share of HVAC Costs a fraction of the total, the numerator of which is the gross leasable area of the Premises (hereby agreed to currently be as set forth on page 1 of this Lease) and the denominator of which is the gross leasable area of the HVAC Space (hereby agreed to currently be 139,292 square feet)

          (g)      Within 90 days following the end of each calendar year or as soon as reasonably possible thereafter, Landlord shall prepare a statement covering such expired calendar year, certified as correct by an authorized representative of Landlord, that provides a breakdown of Common Area Charges detailing expenses by category. Landlord shall provide Tenant with a copy of such statement within thirty (30) days of Tenant’s written request. Tenant shall have the right to audit the books and records of Landlord applicable to the two (2) immediately preceding annual periods once every two (2) years during the Term of this Lease, provided, that Tenant provides written notice thereof to Landlord. Landlord shall make the books and records available at Landlord’s office at the Center or at such other reasonable location as Landlord shall designate, during reasonable business hours on business days, commencing within thirty (30) days of Tenant’s audit request. Such audit shall be completed within thirty (30) days after commencement. If such audit discloses that adjustments to the Common Area Charges payable by Tenant are necessary, such adjustments shall be made in the manner set forth in paragraph (c) above. Tenant’s auditor shall be a certified public accountant or an employee or agent of Tenant and shall not be compensated on a contingency basis. Tenant shall be solely responsible for the costs of any such audit. Notwithstanding the forgoing, if Landlord’s actual billing exceeds the amount Tenant should have paid, and the excess is more than five percent (5%) of the amount Tenant should have paid, Landlord shall pay Tenant’s reasonable cost of performing such audit.

TAXES
8.         Tenant shall pay at the times and in the manner set forth below, a portion of real estate taxes, general and special assessments, license fees, levies, charges, expenses, impositions and Environmental Surcharges, as more fully described below, including any real estate tax consultant expense incurred for the purpose of maintaining equitable tax assessments on the Center, payable with respect to the Premises and the Common Areas as follows:

          (a)    “Real estate taxes, general and special assessments, license fees, levies, charges, expenses, impositions” shall mean such taxes, assessments, levies and any other charges in the nature thereof levied, assessed or imposed by any governmental or quasi-governmental authority:

(i)        upon or with respect to, or which shall be or may become liens upon the Premises, the Center, or any portion of them or any interest of Landlord in them or under this Lease, including any increases thereof resulting from the sale or other disposition of the Center, or any portion thereof, or any interest therein; or

(ii)       upon or against, or which shall be measured by, or shall be or may become liens upon, any rents or rent income, as such, payable to or on behalf of Landlord, in connection with the Premises or any portion of them or any interest of Landlord in them; or

(iii)      upon or with respect to the ownership, possession, leasing, operation, use or occupancy by Tenant of the Premises or any portion of them or any building or improvement of which they are a part; or

(iv)     upon this transaction or any document to which Tenant is a party creating or transferring an interest or any estate in the Premises; or

(v)       upon or against Landlord or any interest of Landlord in the Premises in any manner and for any reason whether similar or dissimilar to the foregoing; under or by virtue of any present or future law, ordinance, regulation or other requirement of any governmental or quasi-governmental authority, regardless of whether now customary or within the contemplation of the parties hereto and regardless of whether resulting from increased rate and/or valuation, or whether extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing.

          (b)     “Environmental Surcharge” shall mean and include any and all expenses, taxes, charges or penalties imposed by the U.S. Department of Energy, U.S. Environmental Protection Agency, the federal Clean Air Act, or any regulations promulgated thereunder, or any other local, state or federal governmental agency or entity now or hereafter vested with the power to impose taxes, assessments, or other types of surcharges as a means of controlling or abating environmental pollution or the use of energy in regard to the use, operation or occupancy of the Center. Environmental Surcharges shall exclude any costs of any clean-up, remediation or detoxification of any hazardous materials in, on or under the Center.

          (c)      All of the items set forth in subparagraphs (a) and (b) above are sometimes collectively referred to in this Lease as “taxes.” Taxes shall exclude inheritance taxes and taxes payable by Landlord which are measured by Landlord’s net income.

          (d)      It is the intention of the parties that insofar as it may lawfully be done, the provisions of this paragraph should be construed to provide that the amount of rent reserved to Landlord under this Lease shall be net of all taxes charged to Landlord. In the event it shall be unlawful for Tenant to reimburse Landlord for such taxes, then the Minimum Rent payable hereunder shall be increased prorata to net Landlord the same amount that would have been payable to Landlord prior to the imposition of any such taxes.

          (e)      Unless the Premises are separately assessed, Tenant’s portion of taxes for the Premises shall be that portion of the total amount of taxes applicable to the tax parcel in which the Premises are situated determined by multiplying such total amount by a fraction, the numerator of which is Tenant’s gross leasable area and the denominator of which is the total gross leasable area in such tax parcel; provided, however, until all the improvements in such tax parcel have been completed and assessed, Landlord shall equitably allocate to Tenant its share of taxes for such tax parcel. Notwithstanding the foregoing sentence, in the event that a portion of taxes applicable to the tax parcel are directly attributable to premises other than the Premises (as defined herein) within the tax parcel, Landlord may, in Landlord’s sole discretion, reduce the total amount of taxes applicable to the tax parcel by such amounts that are directly attributable to such other premises and reduce the denominator of the fraction used in calculating Tenant’s portion of taxes by the square footage of such other premises.

          (f)       Tenant’s portion of taxes attributable to the Common Areas shall be that portion of the total amount of taxes on the Common Areas determined by multiplying such total amount by a fraction, the numerator of which is Tenant’s gross leasable area, and the denominator of which is the total gross leasable area in the Center which has been completed and assessed, excluding from these calculations any gross leasable area in the Center owned by tenants who own their proportionate share of the Common Areas and pay all taxes with respect to such proportionate share, and excluding the taxes paid by such tenants from the total amount of taxes.

          (g)     Beginning at the Rent Commencement Date, Tenant shall pay Landlord monthly, with each payment of Minimum Rent, the amount set forth in Paragraph 1(f) above as an impound toward its share of taxes. The amount of such impound is an estimate only of Tenant’s actual obligation. The actual obligations for taxes may be determined and computed by Landlord quarterly, but not less often than annually, and at the time each such computation is made, Landlord and Tenant shall adjust for any difference between impounded amounts and Tenant’s actual share. Such reconciliation of actual taxes and impounded estimated amounts paid by Tenant shall be made no later than ninety (90) days after the expiration of the immediately preceding annual period (or, at Landlord’s election, quarterly period) by Landlord’s notice to Tenant. Any additional amount owed by Tenant shall be paid to Landlord within thirty (30) days of Landlord’s statement. Any overpayment by Tenant shall be applied towards Tenant’s next occurring impounds of taxes or, if none, refunded to Tenant within thirty (30) days. Also, from time to time, Landlord may revise the monthly impound for taxes set forth in Paragraph 1(f) above by written notification to Tenant. Tenant shall pay its share of taxes, for both the Premises and the Common Areas, during each year of the Lease Term.

          (h)     Landlord shall advise Tenant promptly of all notices pertaining to taxes.

          (i)      Tenant shall pay, or cause to be paid, prior to delinquency, directly to the taxing authority, any and all taxes levied, assessed or which become payable during the Lease Term upon Tenant’s leasehold improvements, equipment, furniture, fixtures and other personal property located in the Premises. In the event any or all of Tenant’s leasehold improvements, equipment, furniture, fixtures and other personal property shall be assessed and taxed with the building of which the Premises are a part, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant of a statement in writing setting forth the amount of such taxes applicable to Tenant’s property. Tenant shall also pay, in the manner and at the times described above, any and all taxes levied, assessed or which become payable during the Lease Term upon any other equipment, furniture, fixtures or other personal property located in the Premises (regardless of whether installed or paid for by Landlord, as part of Landlord’s Work or otherwise, and further regardless of whether the same shall constitute Landlord’s property pursuant to Paragraph 12 below).

UTILITIES
9.       (a)     From the time it first enters the Premises for the purpose of making tenant improvements or setting fixtures, or from the commencement of the Term of this Lease, whichever date is earlier, and throughout the Term of this Lease, Tenant shall pay for all public and other utilities and related services rendered or furnished to the Premises, including, but not limited to, water, hot water, gas, electricity, telephone, heat, light, sewer, and related connection charges or deposits. If one or more of such utilities or related services is supplied to the Premises as well as to other tenants within the Center without being individually metered or measured to the Premises, Tenant’s proportionate share of the cost shall be determined by Landlord’s engineering consultants based upon their estimate of Tenant’s anticipated usage, or, at the election of Landlord, in the manner provided in Paragraph 7(e) above covering allocation of Common Area Charges. Landlord shall provide garbage collection and disposal from garbage bins supplied to Tenant by Landlord and the cost of such service shall be included in Common Area Charges under Paragraph 7 above. Tenant shall collect and place its garbage in such bins. Tenant shall also compact and bale its cardboard containers, if any, and place the same in such location as Landlord shall require, and Landlord shall cause the same to be collected and disposed of as part of its garbage collection responsibilities.

          (b)     Landlord shall maintain the necessary mains, fire line meters, conduits, wires and cables to bring utilities to the Premises and the cost of such maintenance shall be included as part of Common Area Charges under Paragraph 7 above. If Landlord should elect to supply utilities, Tenant shall purchase its requirements for such utilities from Landlord.

          (c)      Payment for any and all utilities used by Tenant and furnished by Landlord shall be monthly and within ten (10) days of the presentation of bills by Landlord to Tenant.

          (d)      Landlord shall not be liable in damages, consequential or otherwise, nor shall there be any rent abatement, arising out of any interruption whatsoever in utility services which is due to fire, accident, strike, governmental authority, acts of God, or other causes beyond the reasonable and direct control of Landlord or any temporary interruption in such service which is necessary to the making of alterations, repairs, or improvements to the Center or any part of it.

CONSTRUCTION
10.     (a)      Tenant acknowledges and agrees that no representations as to the condition or repair of the Premises, nor promises to alter, remodel, or improve the Premises have been made by Landlord, unless such are expressly set forth in this Lease. Tenant by taking possession of the Premises accepts the Premises in their “AS IS” condition as suitable for Tenant’s use. Tenant shall prepare plans and specifications for Tenant’s Work, which shall be approved by Landlord prior to commencement of construction. Any of Tenant’s Work to be performed before Landlord’s Work is finished shall be coordinated with Landlord’s Work. Tenant shall pay all fees of the Town of Corte Madera’s architects and/or design review committee in connection with their review of Tenant’s plans and specifications for Tenant’s Work or for any other alterations or improvements undertaken by Tenant in or to the Premises. Tenant’s Work shall be performed by Tenant in accordance with the plans and specifications approved by Landlord, and Tenant shall have sole responsibility to arrange for and pay the cost of all items included as part of Tenant’s Work. Tenant shall give Landlord ten (10) days’ notice before commencing any construction at the Premises.

          (b)     All construction work required or permitted by this Lease, whether by Landlord or by Tenant, shall be done in a good and workmanlike manner, and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Premises. Either party may inspect the work of the other at reasonable times and shall promptly give notice to the other of observed defects.

          (c)      Tenant’s original improvements and original installation of equipment and furnishings and all alterations and additions at any time thereafter undertaken by Tenant in accordance with Paragraph 12 and Exhibit C below shall be performed by licensed contractors approved by Landlord, in such a manner as to avoid any labor dispute which causes or is likely to cause stoppage or impairment of work, deliveries or any other services to the Center or any occupant thereof. In the event there shall be any such stoppage or impairment which is caused by any such labor dispute or potential labor dispute, Tenant shall immediately undertake such action as may be necessary to eliminate such dispute or potential dispute, including, without limitation, (i) removing all disputants from the job site until such time as the labor dispute no longer exists, (ii) seeking an injunction in the event of a breach of contract between Tenant and Tenant’s contractor, and (iii) filing appropriate unfair labor practice charges in the event of a union jurisdictional dispute. Before starting any work, Tenant shall (i) obtain all required licenses and permits; (ii) deliver to Landlord a statement of the names of all contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; (iii) cause Tenant’s contractors to carry workers’ compensation insurance covering all the contractors’ and subcontractors’ employees, and public liability insurance with liability limits of at least $500,000—$1,000,000, and property damage insurance with limits of at least $100,000, both general and vehicular (all such insurance to be written by companies licensed to do business in the State of California, and insuring Landlord and Tenant as well as the contractors); and (iv) deliver to Landlord certificates of all such insurance, providing that such insurance may not be canceled without thirty (30) days’ prior written notice to Landlord. Landlord shall have the right from time to time during the Lease Term to increase the minimum liability limits specified above, to meet changed circumstances as described in Paragraph 32 below. At all times Tenant shall keep the Premises free from and clear of mechanics’ liens.

          (d)      Prior to and during construction, remodeling or other work of improvement undertaken by Tenant in or to the Premises, Landlord shall have the right to enter upon the Premises and post notices of non-responsibility thereon and to otherwise notify, actually or constructively, any contractor or subcontractor, laborer, materialman or other entity or person directly or indirectly supplying labor, equipment or materials to the Premises that Landlord is not responsible for the cost thereof. Tenant shall indemnify, defend (using counsel acceptable to Landlord) and hold Landlord, the Premises and the Center harmless from and against any and all mechanics’ or materialmen’s liens recorded against the Premises or the Center as a result of such work undertaken by Tenant. In the event of the filing of any such lien against the Premises or the Center, Tenant shall, within thirty (30) days after request therefor by Landlord, cause the same to be discharged of record; provided, however, that Tenant shall have the right to contest the amount or validity, in whole or in part, of any such lien by appropriate proceedings, but in such event Tenant shall within ten (10) days of Landlord’s request post and record a bond complying with the requirements of California Civil Code Section 3143 or any successor or replacement statute.

CHANGE OF
 LOCATION
11.     Without in any way affecting the validity of this Lease, at any time before or during the Lease Term, upon no less than thirty (30) days’ prior written notice to Tenant, Landlord shall have the right to move the location of the Premises to any other premises of substantially the same size within the Center. Any reasonable out-of-pocket expenses necessary in connection with such relocation, including the cost of providing comparable tenant improvements and signage, and expenses of moving Tenant’s furniture, equipment, trade fixtures and personal property, shall be paid by Landlord.

ALTERATIONS
12.     Tenant shall not make any exterior or structural alterations or additions to the Premises. Tenant may, from time to time, make non-structural alterations and additions to the interior of the Premises (“Alterations”) in accordance with plans and specifications first approved in writing by Landlord, which approval shall not be unreasonably withheld. Without limitation of other grounds for Landlord to withhold its approval, it shall be reasonable for Landlord to withhold its approval of such Alterations if (i) they will result in unusual expense to re-adapt the Premises to normal use on Lease termination, unless Tenant agrees to restore the Premises to its original configuration prior to Lease termination; (ii) they will result in an increase of the cost of insurance or taxes on the Premises; or (iii) they will result in an increase in Landlord’s services called for under this Lease, unless Tenant first pays such expenses or increased costs. All such changes shall become at once part of the Premises and belong to Landlord, except for trade fixtures installed and paid for solely by Tenant, which shall remain Tenant’s property. All such trade fixtures, and any other Alterations which Landlord shall require Tenant to remove (whether or not such Alterations have become Landlord’s property as provided above) shall be removed by Tenant upon termination of this Lease, and Tenant shall repair all damage to the Premises caused by such removal. Any furniture, equipment or trade fixtures installed by Landlord as part of Landlord’s Work or otherwise paid for in whole or part by Landlord shall be and remain Landlord’s property. Notwithstanding that such furniture, equipment or trade fixtures shall be Landlord’s property, Tenant shall be responsible for the maintenance, repair and replacement of the same as provided in Paragraph 38 below. Such furniture, equipment or trade fixtures shall not be removed by Tenant on termination of this Lease unless Landlord requests that Tenant remove some or all of such furniture, equipment or trade fixtures, in which event Tenant shall remove the furniture, equipment or trade fixtures specified by Landlord. Except as provided above in this Paragraph 12, Tenant shall not make any Alterations in or to the Premises.

SIGNS
13.     Tenant shall not place or permit to be placed, any sign, marquee, awning, decoration or other attachment on or to the roof, canopy, storefront, windows (inside or outside), doors (inside or outside), or exterior walls of the Premises or at any other location in or adjacent to the Center, except in accordance with the restrictions and limitations set forth in Exhibit D (“Landlord’s Sign Criteria”) and with the prior written consent of Landlord. Landlord may, without liability to Tenant, enter upon the Premises and remove any such sign, marquee, awning, decoration or attachment affixed in violation of this paragraph, and Tenant agrees to pay the cost of any such removal. Tenant agrees to purchase and install an exterior identity sign that will conform to the provisions of Landlord’s Sign Criteria. Tenant shall not exhibit or affix flags, pennants, banners or similar items on or to the exterior of the Premises or the building of which the Premises are a part. Also, no advertising medium shall be utilized by Tenant which can be heard or experienced outside the Premises, including without limitation, flashing lights, searchlights, loudspeakers, phonographs, radios or television. Tenant shall not display, paint, or place, or cause to be displayed, painted or placed, any handbills, bumper stickers or other advertising devices in the Common Areas or on any vehicle parked in the parking area of the Center, including those belonging to Tenant, or to Tenant’s agent or any other person; nor shall Tenant distribute or cause to be distributed in the Center any handbills or other advertising devices.

NAME OF
BUSINESS
14.     Tenant agrees to operate its business and identify itself to the public under the name set forth in Paragraph 1(h) above, and under no other name without Landlord’s prior written consent. Without the prior written consent of Landlord, which Landlord may give or withhold in its sole and absolute discretion, Tenant shall not use the name of the Center or a photograph or any other form or representation of the Center, or any part thereof, in connection with or in promoting or advertising the business of Tenant except as a part of Tenant’s address.

USE &
HAZARDOUS
SUBSTANCES
15.     (a)      Tenant agrees to use and occupy the Premises continuously during the Term of this Lease for the purpose set forth in Paragraph 1(k) above and for no other purpose without exception since Landlord relies on such purpose in establishing and maintaining, in its sole arbitrary judgment, a proper mix of tenants and uses within the Center, so that customer traffic and volume of business shall be maximized, and so that overall tenant performance shall not be diminished.

          (b)     Except for ordinary cleaning and office materials and supplies, used in the ordinary course of business, in accordance with applicable law, Tenant shall not use, generate, store, dispose of or bring any Hazardous Substances (as defined in Paragraph 15(g) below) on the Premises, without the written consent of Landlord, which Landlord may withhold in its sole and absolute discretion. Tenant warrants and agrees that any and all Hazardous Substances on the Premises shall be used in strict accordance with all applicable laws, regulations and orders of all governmental authorities. Any consent or approval by Landlord of Tenant’s use or handling of Hazardous Substances shall not constitute an assumption of risk respecting the same nor a warranty or certification by Landlord that Tenant’s proposed use and handling of Hazardous Substances is safe or reasonable or in compliance with Hazardous Substances Laws. Tenant shall maintain current all permits required for its operations, including those for the use, storage and/or disposal of Hazardous Substances.

          (c)      Release or discharge of Hazardous Substances into the soils or into ground water at or in the vicinity of the Center by Tenant, its employees, agents, invitees, or any other party claiming right of entry by or through Tenant, shall constitute an event of default under this Lease. Tenant acknowledges that California Health & Safety Code Section 25359.7 requires a tenant of nonresidential property who knows or has reason to know that a hazardous substance has been released on or beneath its premises to promptly notify the landlord. Failure to provide such notice to Landlord shall constitute a material default under this Lease. In the event of such default, Landlord shall have the right to (i) terminate this Lease and collect damages, inclusive of the cost of cleanup of any Hazardous Substances released into the air, sewer, soil or groundwater; or (ii) require the cleanup of the Hazardous Substances to Landlord’s satisfaction, while still enforcing the remaining terms of this Lease.

          (d)      Tenant expressly agrees that Landlord shall have the right to enter the Premises to inspect the Premises and/or to perform an environmental investigation and assessment of the Premises (the “Environmental Assessment”) upon reasonable notice to Tenant, and that this right of entry shall include the right to test for soil and groundwater contamination. Tenant shall pay for the cost of performing such testing if the results establish that there is contamination present in excess of levels allowed by law due to Tenant’s use and occupancy of the Premises. If Landlord so requires, Tenant shall comply, at its sole cost and expense, with all recommendations contained in any Environmental Assessment, including any recommendation with respect to the precautions which should be taken with respect to activities on the Premises or any recommendations for additional testing and studies to detect the presence of Hazardous Substances.

          (e)      Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect, and hold Landlord, and each of Landlord’s officers, directors, shareholders, employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including, without limitation, attorneys’ fees and costs and court costs) (“Claims”), relating to the death of, or injury to, any person, or to damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by (i) Tenant’s use, storage, disposal, release, threatened release, discharge or generation of Hazardous Substances to, in, on, under, about or from the Premises, the building in which the Premises are located, or the Center, or (ii) Tenant’s failure to comply with any Environmental Law (as defined in Paragraph 15(g) below). This indemnification shall include without limitation (1) personal injury claims, (2) the payment of liens, (3) diminution in the value of the Premises or the Center (4) damages for the loss or restriction on use of the Premises or the Center, (5) sums paid in settlement of claims, (6) reasonable attorneys’ fees, consulting fees and experts’ fees, (7) the cost of any investigation of site conditions, and (8) the cost of any repair, clean-up, health or other environmental assessments, remedial, closure, removal or restoration work, decontamination or detoxification if required by any governmental or quasi-governmental agency or body having jurisdiction or deemed necessary in Landlord’s reasonable judgment. The indemnification contained herein shall survive the expiration or earlier termination of this Lease. This indemnification is intended to constitute an indemnity agreement within the meaning of Section 9607(e)(1) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 USC §9607(e)(1)).

          (f)       Upon the expiration or earlier termination of this Lease, Tenant shall remove from the Premises any trade fixtures, furnishings and/or equipment, including those associated with the use, storage or disposal of Hazardous Substances and perform any closure work, investigation and environmental remedial work required by applicable law, ordinance, regulation, or permit by any governmental authority having jurisdiction. Removal and disposal of any and all such equipment or fixtures shall be performed in strict accordance with all applicable laws, regulations and government orders.

          (g)     “Hazardous Substances” shall mean any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Law (as hereinafter defined) as a “hazardous substance,” “hazardous material,” “hazardous waste,” “extremely hazardous waste,” “infectious waste,” “toxic substance,” “toxic pollutant” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, or toxicity, including any petroleum, natural gas or natural gas liquids, asbestos, radon, and those substances listed in the United States Department of Transportation Table (49 CFR 172.101, as amended). “Environmental Law” shall mean any present and future federal, state and local law (whether under common law, statute, rule, regulation or otherwise), requirement under any permit issued with respect thereto, and other requirements of governmental authorities having jurisdiction thereunder relating to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601, et seq.), as heretofore or hereafter amended.

          (h)     Tenant shall immediately advise Landlord in writing of, and provide Landlord with a copy of: (i) any notices of violation or potential or alleged violation of any Environmental Law which are received by Tenant from any governmental agency; (ii) any and all inquiry, investigation, enforcement, clean-up, removal or other governmental or regulatory actions instituted or threatened relating to Tenant or the Premises; and (iii) all claims made or threatened by any third-party against Tenant or the Premises relating to any Hazardous Substances.

          (i)       To the best of Landlord’s knowledge and without investigation, no Hazardous Substance has been used, generated, manufactured, produced, stored, released, discharged or disposed of on, under or about the Premises. Landlord acknowledges that Tenant shall have no obligation to remediate any Hazardous Substances which were in the Premises prior to the Term of this Lease, provided that Tenant will comply with any operations and maintenance programs and other procedures and precautions adopted by Landlord pursuant to and strictly in accordance with any applicable law or regulation with respect to such Hazardous Substances.

BUSINESS
HOURS
16.     (a)     During the entire Term of this Lease, Tenant shall continuously conduct its business in the Premises in the manner provided in Paragraph 4(h) above, and shall keep the Premises open for business during each and every day during the entire Term of this Lease for the hours set forth in Paragraph 1(i) above, or as Landlord may set from time to time as the operating hours for the Center, in its sole discretion, except as set forth in Paragraph 1(i); provided, however, that this provision shall not apply if the Premises are closed or Tenant’s business is temporarily shut down for such reasons as Landlord may approve in advance in writing. Notwithstanding the foregoing or any other provisions in this Lease to the contrary, Tenant shall not be required to be open for business on the following holidays: New Year’s Day, Easter Sunday, Fourth of July, Thanksgiving Day, and Christmas Day. In addition, Tenant may observe reduced business hours, as designated by Landlord for the Center, on the following days: Labor Day, Memorial Day, the day before Thanksgiving and the day before Christmas.

          (b)     Except as provided herein, if Tenant fails to maintain the minimum business hours set forth at Paragraph 1(i) above and Landlord gives Tenant written notice of such failure, such failure shall constitute an event of default by Tenant, and Landlord may, at its option, elect either (i) to exercise any or all of the rights and remedies set forth in Paragraph 35 below, or (ii) increase Tenant’s Minimum Rent to an amount equal to 200% of the Minimum Rent then in effect for each month or portion thereof during which Tenant failed or thereafter fails fully to maintain such minimum business hours. If Landlord elects alternative (ii) above, it may nevertheless elect at any time to switch to alternative (i) by notice to Tenant at any time prior to Tenant’s full compliance with the business hours specified in Paragraph l(i) above. Landlord and Tenant acknowledge that Landlord will be damaged by Tenant’s failure to remain open for business in accordance with the terms of this paragraph, and that the amount of such damage would be difficult to ascertain and prove, and Landlord and Tenant therefore agree that the amount of increased Minimum Rent set forth in this Paragraph 16(b) shall be in full settlement of the amount of actual damages suffered by Landlord as a result of such failure if Landlord does not elect to exercise its rights and remedies set forth in Paragraph 35 below by reason of such failure.

          (c)      Whether or not open for business, Tenant shall keep its show windows, signs and lights within the Premises illuminated during such hours as Landlord may reasonably designate from time to time.

AREA CLAUSE
17.     INTENTIONALLY OMITTED

ADVERTISING
18.     Tenant shall use commercially reasonable efforts to advertise its business.

MARKETING
OF CENTER
19.     (a)      Landlord has established a marketing service (herein called the “Marketing Service”) to furnish and maintain advertising and sales promotions which, in Landlord’s judgment, will benefit the Center. Tenant shall pay, as its share of the cost of the Marketing Service, the monthly amount set forth in Paragraph 1(j). Such amount, as it may be adjusted from time to time pursuant to Paragraph 19(b), is herein called the “Marketing Charge.”

          (b)     The Marketing Charge shall be adjusted every second year by a percentage equal to the percentage increase or decrease in the Index for the preceding base year. The calendar year in which the Term of this Lease commences shall be considered the first base year and every other calendar year thereafter a revised base year. Landlord shall furnish such figures, computations and information as Tenant shall reasonably request for the purpose of verifying any increase in the Marketing Charge. The term “Index” as used herein shall mean the Consumer Price Index for All Urban Consumers (1982-84 = 100) San Francisco-Oakland-San Jose, California, All Items, published by the Bureau of Labor Statistics of the U.S. Department of Labor. If the Bureau of Labor Statistics ceases to publish the above Index, or if the above Index is otherwise re-named, discontinued or superseded, the parties agree that the Bureau of Labor Statistics or any successor governmental agency thereto will be the sole judge of the comparability of successive indexes, but if no such agency supplies and designates a comparable index, or if no succeeding index is published, then the calculations under this Lease based on the Index shall be made using the most closely comparable statistics on the purchasing power of the consumer dollar as published by a responsible financial authority and selected by Landlord.

          (c)      INTENTIONALLY OMITTED

          (d)      The Marketing Charge shall be paid in monthly installments in advance on the first day of each month, commencing as of the Rent Commencement Date, except that if the Rent Commencement Date falls on a day other than the first day of a calendar month, then the Marketing Charge shall be prorated based upon the number of days within such partial month and paid in advance on the Rent Commencement Date.

          (e)      INTENTIONALLY OMITTED

          (f)      Nothing contained in this Lease shall require Landlord to expend more in any year in performing the Marketing Service than Landlord collects from occupants of the Center in such year. Landlord may charge all costs and expenses of providing the Marketing Service in any year against the budget therefor. Said costs and expenses may include without limitation (and if a Merchants Association is formed as provided below, Tenant agrees that Landlord may in its sole discretion provide the Association with any or all of, and be reimbursed by the Association for providing) the following:

(i)        the services of a full or part-time marketing director (who also may be the manager of the Center) and all staff and outside consultants (including professional promotional service organizations) deemed necessary by Landlord to carry out effectively the marketing and public relations objectives of the Marketing Service (or Merchants Association), including without limitation all payroll, payroll taxes and employee benefits of any such director and staff; and

(ii)       all actual costs incurred in advertising and promoting the Center, including without limitation radio, newspaper, television, direct and indirect costs of services, artwork, copy, printing, paper, stationery and supplies.

          (g)     The marketing director and consultants, whether the Marketing Service is being furnished pursuant to the above provisions or the Merchants Association provided for below, shall be under the exclusive control and supervision of Landlord, and Landlord shall have the sole authority to employ and discharge them or either of them and the staff of the director.

          (h)     Notwithstanding the above provisions, Landlord may at any time in its sole discretion decide that Landlord will on and after a certain date no longer provide the Marketing Service and that a Center Merchants Association will be formed in place of the Marketing Service to market and promote the Center. Landlord shall cease performing the Marketing Service on the date so specified by Landlord, provided that nothing herein shall require Landlord to breach or fail to perform any agreement or obligation it has made with or to any third party in connection with the Marketing Service, and if, in Landlord’s judgment, Landlord shall be in risk of any such breach or failure, Landlord need not cease performing the Marketing Service until such risk has passed.

          (i)       If Landlord shall discontinue the Marketing Service pursuant to subparagraph (h) above, then Landlord may, if it so elects, form a Merchants Association for the Center, and Tenant agrees to maintain membership in such Association. Tenant’s membership in the Association shall include the obligation of Tenant to pay dues for each year equal to and on the same terms as the Marketing Charge. Such dues shall be paid to Landlord and Landlord shall promptly pay such dues to the Association unless Landlord notifies Tenant that such dues shall be payable directly to the Association.

          (j)       Landlord shall become and remain a member of the Center’s Merchants Association so long as one exists.

          (k)      Tenant agrees that the by-laws of the Association shall provide that each member shall be entitled at any given time to a number of votes approximately proportionate to the dues being paid at such time by such member.

          (1)      The provisions of this Article and any applicable rules and regulations established by Landlord from time to time as permitted by this Lease shall prevail over any conflicting provisions which may be contained in the charter, by-laws or regulations of the Merchants Association, and shall be deemed to be covenants for the benefit of Landlord and the Merchants Association (if one is formed) and shall be enforceable by each of them.

          (m)     Tenant shall join in up to seven (7) co-op seasonal advertising/promotional programs each year for the Center approved by Landlord or by a marketing committee for the Center organized by Landlord. Tenant shall pay its share (on a reasonable basis as determined by Landlord) of such advertising programs, which payments shall not exceed One Thousand Five Hundred Dollars ($1,500.00) per calendar year, subject to annual CPI increases, and shall be in addition to, and not in lieu of or credited against, the Marketing Charge.

SIDEWALK
OBSTRUCTIONS
20.     Tenant shall not obstruct vestibule areas outside of Tenant’s doors, the sidewalks adjacent to the Premises, or any portion of the Common Areas with any item, including without limitation newspaper racks, bicycle stands, vending machines, weighing machines, amusement rides, shopping carts, merchandise of any kind, and/or boxes, trash or other debris. Neither Tenant nor its customers, agents or employees shall utilize any shopping carts in the Common Areas without Landlord’s prior written approval. If Landlord shall grant such approval, Tenant shall cause any shopping carts utilized by its customers, agents or employees and left in the Common Areas to be promptly and regularly collected and returned to the Premises or, at Landlord’s election, to shopping cart holders installed by Landlord in the Common Areas. Tenant expressly acknowledges that the storage of any materials or the cleaning of any equipment or any other items is strictly prohibited in the Common Areas.

EMPLOYEE
PARKING
21.     Vehicles of Tenant, its employees and agents, shall not be parked within the Center except in areas designated for employee parking from time to time in writing by Landlord. Tenant will, and will cause any employee to co-operate with any holiday off-site employee parking program instituted by Landlord. Landlord shall have the right to cause to be removed at Tenant’s expense any vehicle of Tenant, its employees or agents, that may be parked in any area other than an employee parking area, or that may be parking in violation of any such holiday parking program, without liability of any kind to Tenant, its agents or employees, and Tenant agrees to save and hold harmless Landlord, its agents and employees from any and all claims, losses, damages and demands asserted or arising in respect to or in connection with the removal of any such automobile. Tenant will from time to time upon request of Landlord supply Landlord with a list of license plate numbers of all vehicles owned or used by it and its employees and agents. If Tenant, its employees and/or agents violate the terms of this paragraph, Landlord may give Tenant written notice of such violation, identifying the vehicle involved, and for each subsequent violation, upon written notice from Landlord to Tenant, Tenant shall, in addition to any towing charges, pay to Landlord upon demand the sum of fifty dollars ($50.00), to cover Landlord’s administrative and supervision costs in connection with such violation. Any trucks utilized by Tenant or its suppliers shall be promptly on-loaded or off-loaded (as the case may be) and removed from the Center, and shall not be parked within any areas of the Center, regardless of duration, except for such loading purposes.

RULES AND
REGULATIONS
22.     Tenant and Tenant’s employees and invitees shall faithfully observe and comply with any reasonable rules and regulations governing the Center as may from time to time be established by Landlord, provided that such rules and regulations do not conflict with the provisions of this Lease or Tenant’s rights hereunder.

COMPLIANCE
WITH LAW
23.     (a)      Tenant at its own cost and expense shall comply promptly with all laws, rules, and orders of all federal, state and municipal governments, or departments, which may be applicable to the use of the Premises, and shall likewise promptly comply with the requirements of the Insurance Services Office (or successor thereto), or of Landlord’s insurance carrier concerning the use of the Premises.

          (b)     At Landlord’s sole discretion, a Declaration of Covenants, Conditions and Restrictions (“Declaration”), or similar document governing the operations of the Center, may be recorded in the Official Records of Marin County, California, in which event this Lease shall automatically be subject and subordinate to said Declaration and Tenant shall, immediately upon request of Landlord, sign and deliver a recordable subordination agreement on a form supplied by Landlord. No such Declaration shall materially adversely affect Tenant’s rights, increase Tenant’s obligations for rental, or otherwise materially increase Tenant’s obligations under this Lease.

PROHIBITED
USES
24.     (a)     No use shall be made or permitted to be made of the Premises, or acts done, or materials stored or used in, which would increase the existing rate of insurance upon the building in which Premises are located over the standard rate of insurance prevailing in the area of the Center, or cause a cancellation of any insurance policy covering all or part of such building, nor shall Tenant sell, or permit to be kept, used, or sold in or about the Premises, any article which may be prohibited by the form of fire insurance policy provided in Paragraph 37(g) below, as it may provide from time to time. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to the Premises by any insurance organization or company necessary for the maintenance of reasonable fire and public liability insurance, provided, however, that Tenant shall not be required to make any alterations, additions or improvements to the Premises to so comply unless required by reason of Tenant’s specific use of the Premises (as distinguished from use and occupancy of the Premises generally).

          (b)     Tenant shall not, without the prior written consent of Landlord, sell merchandise from vending machines or allow any coin or token operated vending, video, pinball or gaming machines on the Premises. Tenant shall not use, or permit the use of, the Premises for the sale or display of pornography, drug-oriented paraphernalia or any goods and/or services which, in the sole judgment of Landlord, are inconsistent with the image of a community or family oriented shopping center. Tenant shall not use or suffer any person or persons to use the Premises or any part thereof for conducting therein a second-hand store, auction, distress or fire sale or bankruptcy or going-out-of-business sale, or for any use or purpose in violation of any federal, state, or municipal laws, ordinances, regulations and requirements.

          (c)      From and after the date of commencement of the Lease Term, Tenant shall keep the Premises, and every part thereof, in a clean and wholesome condition, free from any objectionable noise, odors or nuisances, and shall comply with all health, safety and police regulations in all respects, provided, however, that Tenant shall not be required to make any alterations, additions or improvements to the Premises to so comply unless required by reason of Tenant’s specific use of the Premises (as distinguished from use and occupancy of the Premises generally).

VOLUNTARY
SURRENDER
25.     The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, but shall, at the option of Landlord, either (i) terminate all or any existing subleases or subtenancies, or (ii) operate as an assignment to Landlord of any or all such subleases or subtenancies.

NOTICES
26.     All notices to be given to Tenant shall be given in writing personally or by depositing the same in the United States mail, postage prepaid, or by other recognized delivery service, and addressed to Tenant at the Premises, whether or not Tenant has departed from, abandoned or vacated the Premises. Notice by Tenant to Landlord shall be in writing and deposited in the United States mail, postage prepaid, or by other recognized delivery service, addressed to Landlord as follows:

TO LANDLORD:

770 TAMALPAIS DRIVE, INC.,
c/o Madison Marquette Retail Services, Inc.,
100 Corte Madera Town Center
Corte Madera, CA 94925
ATTN: General Manager

WITH A REQUIRED COPY TO:

770 TAMALPAIS DRIVE, INC.,
c/o Heitman Capital Management LLC,
191 N. Wacker Dr., Suite 2500
Chicago, Illinois 60606
ATTN: Portfolio Manager

All notices shall be deemed received upon the earlier of actual receipt or three (3) days after mailing. Landlord and Tenant shall each have the right to change its respective address for notices by notice to the other party in the manner provided above. Notwithstanding the foregoing, any notice that is required under California law to be served as a precursor to the filing of an action for unlawful detainer or breach of lease may be served on Tenant at the Premises with a courtesy copy served by federal express or other reputable overnight service at the address set forth above.

SURRENDER &
HOLDING OVER
27.     (a)      Immediately upon expiration or sooner termination of the Lease Term, Tenant shall vacate and deliver to Landlord possession of the Premises, and except as provided in the next sentence, all tenant improvements and alterations, broom clean, in good condition and in substantially the same condition as they were in on the Rent Commencement Date, or when installed, if later, normal wear and tear excepted. Prior to such delivery, Tenant shall remove all personal property and alterations that Tenant has the right to remove or is obligated to remove under the provisions of Paragraph 12 and shall repair all damage caused and perform all restoration necessary as a result of the removal of any alterations or personal property.

          (b)      Landlord may elect to retain or dispose of in any manner any alterations or personal property that Tenant does not remove from the Premises on expiration or sooner termination of the Lease Term as allowed or required by this Lease. Title to any such alterations or personal property that Landlord elects to retain or dispose of shall vest in Landlord. Tenant waives all claims against Landlord for damage or injury to Tenant resulting from Landlord’s retention of any such alteration or personal property and shall indemnify and hold Landlord harmless from liability for damages and all costs and expenses incurred by Landlord in defending claims to any such alterations or personal property asserted by any other person. Tenant shall reimburse Landlord upon demand for Landlord’s costs of storing, removing, and/or disposing of any such alterations or personal property.

          (c)      If Tenant fails to vacate and deliver possession of the Premises on the expiration or earlier termination of the Lease Term, as required under subparagraph (a) above, Tenant shall hold Landlord harmless from all damages resulting from Tenant’s failure to so vacate and deliver possession of the Premises, including, without limitation, claims made by a succeeding tenant resulting from Tenant’s failure to vacate and deliver possession of the Premises and any rental loss suffered by Landlord.

          (d)      If Tenant, with Landlord’s consent, remains in possession of the Premises after expiration of the Lease Term, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on thirty (30) days’ prior written notice given at any time by either party. All provisions of this Lease, except those pertaining to term, and option to extend, if any, shall apply to the month-to-month tenancy, provided that the Minimum Rent shall be one hundred fifty percent (150%) of the Minimum Rent in effect immediately prior to said expiration.

          (e)      Tenant shall vacate and deliver possession of the Premises free of all liens, charges, or encumbrances resulting from any act or omission on Tenant’s part and free and clear of all violations thereon placed by any federal, state, municipal or other agency or authority by reason of Tenant’s failure to fulfill any of its obligations under this Lease, and Tenant shall indemnify Landlord against any and all loss, expense, damage, costs, or attorneys’ fees arising out of Tenant’s failure to do so.

ENTRY BY
LANDLORD
28.     Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times for any of the following purposes: to inspect the same; to maintain the building in which the Premises are located; to make such repairs to the Premises as Landlord is obligated to or may elect to make; to make repairs, alterations or additions to any other portion of the building in which the Premises are located; to post notices of non-responsibility for alterations, additions or repairs undertaken by Tenant; to install a leasing sign in the Premises front show window during the final sixty (60) days of the Lease Term; to show the Premises to prospective purchasers or lenders and, during the final one hundred eighty (180) days of the Lease Term, to prospective tenants; and to install, use and maintain pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises whether located within or without the Premises. Landlord may exercise such right of entry without any abatement of rent to Tenant for any loss of occupancy or quiet enjoyment of the Premises unless Landlord is grossly negligent or acts with willful disregard of Tenant’s business interests when making such entry.

LANDLORD’S
CONVEYANCE
29.     If during the Term of this Lease Landlord, its successors or assigns, conveys all or part of its interest in the Premises, then from and after the effective date of the conveyance, Landlord shall be released and discharged from any and all obligations under this Lease with respect to the interest so conveyed, except those already accrued. If Landlord conveys, assigns and sells all its interest in the Premises to a third party, Tenant shall attorn to such party as if it had been named as Landlord under this Lease.

ASSIGNMENT
30.    (a)      Tenant shall not assign, sublease or otherwise transfer this Lease or any interest under it, nor lease or underlet all or any part of, or any right or privilege appurtenant to, the Premises, nor shall Tenant permit the occupancy or use of any part of the Premises by any other person (each of the above, a “Transfer”) without the prior written consent of Landlord, which shall not be unreasonably withheld. In no event shall Tenant hypothecate or otherwise encumber this Lease. If Tenant is a partnership, any withdrawal or substitution (whether voluntary, involuntary, or by operation of law, and whether occurring at one time or over a period of time) of any partner(s) owning twenty-five percent (25%) or more of the partnership, any assignment(s) of twenty-five percent (25%) or more (cumulatively) of any interest in the capital or profits of the partnership, or the dissolution of the partnership shall be deemed a Transfer. If Tenant is a corporation, any dissolution, merger consolidation, or other reorganization of Tenant, any sale (or cumulative sales) of more than fifty percent (50%) of the value of the assets of Tenant or, unless Tenant’s stock is publicly traded, any sale (or cumulative sales or transfers) of the capital stock of Tenant in excess of twenty-five percent (25%) thereof shall be deemed a Transfer. Landlord’s consent to any Transfer shall not be construed as a consent to any subsequent Transfer. Any attempted Transfer without the prior written consent of Landlord shall be null and void and shall constitute a default under this Lease.

          (b)     The following provisions shall apply to any proposed Transfer:

(i)        Tenant shall make a written request for Landlord’s consent at least thirty (30) days prior to the intended effective date of the Transfer, which request shall include all information and documentation Landlord requires to enable its review of the criteria set forth Paragraph 30 (c) below, and shall give Landlord a copy of the executed sublease or assignment agreement, or other relevant documentation, immediately upon the execution thereof.

(ii)       Tenant shall pay to Landlord, within ten (10) days following Landlord’s written billing therefor, Landlord’s attorneys fees, costs of administrative time and other costs reasonably incurred in reviewing Tenant’s request for approval under this Paragraph 30, which amount shall be not less than Seven Hundred Fifty Dollars ($750.00) and shall be payable whether or not approval is granted.

(iii)     Notwithstanding any other provision hereof, in no event will a Transfer be allowed if it will violate the provisions of any lease, mortgage, deed of trust or any other agreements and encumbrances against or affecting the Center. Withholding of consent for reasons relating to restrictions in, or Landlord’s obligations under, any of the foregoing documents shall be deemed reasonable grounds for such withholding.

(v)      Notwithstanding any other provision of this Paragraph 30, unless expressly agreed to by Landlord in writing, a Transfer shall not release Tenant from any obligations under this Lease or from primary liability to pay Rent and perform all its other obligations under this Lease, including during any option periods. Landlord may proceed directly against Tenant without exhausting any remedies against any transferee of Tenant.

          (c)      Without limiting the criteria on which Landlord may withhold consent to a Transfer, Landlord may withhold consent if any one or more of the following apply, in which case Landlord’s withholding of consent shall be deemed reasonable:

(i)       the proposed transferee’s net worth is less than (1) Tenant’s net worth as of the date of the Transfer or (2) Tenant’s net worth as of the date of this Lease, whichever is greater;

(ii)       the proposed transferee will not have, following the effective date of the Transfer, sufficient operating capital to do business in the Premises for at least six (6) months from the date of the proposed Transfer (with “operating capital” meaning cash reserves sufficient to fund anticipated costs of doing business in the Premises as they come due, including, without limitation, rent and other charges due under this Lease or sublease, payroll expenses, inventory, utilities, fixtures and advertising;

(iii)      the proposed transferee’s use is not in strict compliance with Paragraph 15 above, except that, subject to Landlord’s consent and clause (iv) below, transferee may operate under a different trade name;

(iv)     the proposed transferee’s business reputation and quality, including the proven capability of its management, does not meet or exceed Tenant’s business reputation and generally accepted commercial standards; or

(v)      Intentionally omitted.

(vi)     if the proposed transferee is unwilling to execute transfer documentation pursuant to which the transferee assumes each and all of the obligations of Tenant under this Lease.

          (d)     Landlord may consent to a Transfer, subject to the imposition by it of conditions, but in no event will Landlord be deemed obligated to give its consent subject to conditions if it is entitled to withhold consent pursuant to subparagraph (c) above. Without limiting the conditions which Landlord may impose, Landlord may do the following:

(i)       require Tenant or the transferee to cure all uncured defaults prior to the proposed effective date of Transfer; but failure to expressly condition consent on such cure shall not be a waiver of any of Landlord’s rights with respect to any such defaults.

(ii)       INTENTIONALLY OMITTED.

          (e)      The terms and conditions set forth in this Lease were offered solely to Tenant as an inducement to Tenant to lease the Premises. Landlord would not necessarily lease the Premises to another tenant on such favorable terms and conditions, it being understood that Landlord is specifically relying on Tenant’s trade name, merchandising techniques and product lines or services, and on its potential for bringing to the Center a quality and volume of business and related customer traffic, all of which makes Landlord willing to agree to the terms and conditions in this Lease. Tenant acknowledges that the terms and conditions of this Lease are for its benefit only so long as it operates the business allowed by this Lease, and that Tenant is not entering into this Lease for any other purpose, such as the recognition of a leasehold value which it could later sell. Therefore, the parties agree that if Tenant receives or is entitled to receive any consideration for a Transfer approved by Landlord, Landlord shall be entitled to receive the full amount of such consideration, which amount shall be paid directly to Landlord by the transferee. “Consideration” shall include consideration of any kind received, or to be received, by Tenant from the transferee, if such consideration is related to Tenant’s interest in this Lease or in the Premises, including but not limited to, an assignment or subletting fee, key money, rent overrides, and payments in excess of the fair market value thereof for any or all of Tenant’s assets, including, but not limited to, Tenant’s fixtures, inventory, accounts receivable, good will, equipment, furniture, general intangibles, and any capital stock or other equity ownership interest of Tenant.

          (f)      Landlord and Tenant acknowledge that the Rent and other economic terms set forth in this Lease and the length of Term and other non-economic provisions hereof are acceptable to Landlord on the express condition that Tenant is to be the tenant under this Lease, and that such terms and conditions would not necessarily be agreed to otherwise. Landlord is willing to so agree because of Tenant’s special qualifications and financial capabilities which Landlord anticipates will enable Tenant to become an important and successful tenant in the Center. Therefore, notwithstanding any other provision of this Paragraph 30, Landlord shall have the unconditional right to withhold its consent to a proposed Transfer in order to protect Landlord’s ongoing right to control the quality and makeup of the Center’s tenant mix and to protect Landlord against any other person or entity enjoying the special terms and provisions Landlord is willing to grant to Tenant. If, in Landlord’s sole and subjective judgment, Tenant proposes a Transfer to a person or entity (1) whose financial capability, and ability to draw customers and to complement and contribute to the success of other tenants then occupying the Center is not equal to or greater than Tenant’s or (2) whose identity is otherwise not acceptable to Landlord, then Landlord may withhold its consent to the proposed Transfer. Landlord acknowledges that its exercise of the right to withhold consent set forth in this Paragraph 30(f) might result in the loss of its right to pursue the remedies provided by California Civil Code Section 1951.4 should Tenant breach this Lease and abandon the Premises in response to Landlord’s exercise of its right under this subparagraph to withhold consent.

SUCCESSORS
31.     All the terms, covenants and conditions of this Lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties hereto, and in the case of Tenant, all amounts due and payable hereunder shall be the obligation of such heirs, executors, administrators and assigns, regardless of the time period to which such amounts relate. Nothing in this paragraph shall be deemed to permit any assignment, subletting, occupancy or use contrary to the provisions of Paragraph 30 above.

INDEMNITY
AND LIABILITY
INSURANCE
32.     Landlord, Heitman Capital Management LLC, its employees, manager, contractors or other agents (individually and collectively, “Indemnitees”“) shall not be liable to Tenant, its officers, agents, employees, customers, invitees or third parties for loss of or damage to property, including goods, wares and merchandise, for lost profits, or for injury or death to persons in, on, or about the Premises or the Common Areas, and Tenant agrees to indemnify, defend and hold Indemnitees harmless from and on account thereof no matter how arising or by whom caused, except for such loss or damage as may be caused by the gross negligence or willful act or omission of any Indemnitee. Tenant acknowledges that the provisions of Paragraph 43 below require Tenant to pay all Indemnitees’ costs, expenses and fees resulting from any action associated with such loss, damage, injury or death, unless caused by the gross negligence or willful act of such Indemnitee. During the Term of this Lease, Tenant shall maintain in full force and effect, with insurance companies with general policyholder’s rating of not less than A and a financial rating of not less than X as rated in the most current available “Best’s” Insurance Reports, licensed to do business in California, Comprehensive General Liability Insurance policies applicable to the Premises and Tenant’s activities, including contractual, with combined single limits of at least $3,000,000.00 per occurrence and at least $3,000,000.00 general aggregate. The minimum limits specified above are the minimum amounts required by Landlord, and may be revised by Landlord from time to time, but not more frequently than once each year, to meet changed circumstances, including, without limitation (i) changes in the purchasing power of the dollar, (ii) changes indicated by the amount of plaintiffs’ verdicts in personal injury actions in the State of California, (iii) changes consistent with the insurance requirements contained in leases for space within the Center entered into by Landlord after the date of this Lease, or (iv) changes consistent with the standards required by landlords of other similar shopping centers located in Marin County. Such liability insurance shall be primary and not contributing to any insurance carried by any Indemnitee, and any Indemnitee’s insurance (if any) shall be in excess thereof. Tenant’s indemnification obligations under this paragraph shall extend to damages resulting from risks arising under so-called legal liquor liability, and the above required liability insurance shall include legal liquor liability insurance. Tenant shall cause Indemnitees to be named as additional insureds. Certificates evidencing such coverage, which certificates shall provide that the insurance may not be canceled without thirty (30) days’ prior written notice to Landlord, shall be delivered to Landlord prior to Tenant taking possession of the Premises or entering to commence Tenant’s improvements and fixturization.

PROPERTY
INSURANCE
33.     (a)      Landlord shall obtain and maintain in force a standard fire and extended risk insurance policy with Landlord as insured, insuring the Premises and the building of which it is a part in amounts and with deductibles and in form satisfactory to Landlord, which may also include, at Landlord’s option, rental continuation, earthquake, flood, demolition, increased cost of construction due to changes in building codes, and such other coverages as Landlord deems prudent or as may be required under the terms of any mortgage or deed of trust or ground lease at any time encumbering the building of which the Premises form a part. Any proceeds of such insurance shall be payable to Landlord and used for repair and reconstruction of the improvements, if Landlord is obligated under this Lease to repair or reconstruct, subject to any requirements as to the disposition of the proceeds that may be imposed by the beneficiary under any mortgage or deed of trust or the lessor under any ground lease at any time encumbering the building of which the Premises form a part. In lieu of the foregoing insurance policy, Landlord may elect to cover the risks which would have otherwise been covered thereby through a program of self-insurance. In such event, for purposes of Landlord’s repair and restoration obligations under this Lease, and for purposes of the release and waiver of subrogation provisions of Paragraph 34, Landlord shall be deemed to have received insurance proceeds in an amount equal to the sum Landlord would have received had it actually obtained such insurance policy rather than self-insured.

          (b)     Tenant shall obtain and maintain in force workers’ compensation insurance in an amount required by applicable law, business interruption insurance insuring that the Minimum Monthly Rent will be paid to Landlord for a period of up to one (1) year if the Premises are destroyed or rendered inaccessible by a risk (or herein required to be) insured against by a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, full plate glass insurance and a standard fire and extended coverage insurance policy, naming Landlord and Heitman Capital Management LLC as additional insureds, on all of Tenant’s improvements and personal property, in an amount equal to their full replacement value, and Tenant shall provide Landlord certificates to that effect prior to taking possession of the Premises.

SUBROGATION
WAIVER
34.     Any fire and extended risk insurance carried by either party with respect to the Premises and property contained in the Premises or occurrences related to them shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent such rights have been waived by the insured under the provisions of this Lease. Each party, notwithstanding any provisions of this Lease to the contrary, waives any right of recovery against the other for injury or loss due to hazards covered by fire and extended risk insurance to the extent of the insurance coverage so provided (or the insurance coverage which would have been provided had such party obtained the insurance required of it pursuant to this Lease), regardless of whether such injury or loss is due to the negligence or other act or omission of the other party or its agents, employees, contractors or invitees.

DEFAULT
35.     (a)      Each of the following events shall constitute an event of default by Tenant:

(i)        vacation of the Premises in violation of Paragraph 16(a) or abandonment of the Premises; or dispossession of Premises by power of law or otherwise;

(ii)      failure to pay any installment of Minimum Rent when due; where such failure shall continue for a period of five (5) days after written notice thereof to Tenant, provided that any such notice shall not be required to be served more than once during any consecutive twelve (12) month period;

(iii)     INTENTIONALLY OMITTED

(iv)     assignment or subletting in violation of the provisions of Paragraph 30;

(v)      failure of Tenant to provide to Landlord any statement required under Paragraph 42, within the time period therein specified;

(vi)     failure of Tenant to open for business in a timely manner and remain open for business in accordance with Paragraphs 4(h), 14, 15 and 16, or failure of Tenant to maintain the minimum business hours set forth in Paragraph l(i);

(vii)    failure by Tenant to perform any other covenants, agreements or obligations required of Tenant under this Lease with such a failure continuing for thirty (30) days after written notice of such failure; provided, however, if the nature of the failure is such that it cannot with the exercise of reasonable diligence be cured within said thirty (30) day period, then Tenant shall not be in default hereunder if it shall promptly commence such cure (in any event within said thirty-day period) and thereafter pursue the same to completion with diligence and continuity; provided, further, however, if such failure is of a nature which adversely affects the health and safety of other tenants and users of the Center, obstructs or impedes the flow of pedestrian and vehicular traffic through the Common Areas, or adversely affects the appearance or marketability of the Center, and can with the exercise of reasonable diligence be cured within a shorter period of time, then the applicable cure period following notice shall be such shorter period of time;

(viii)   failure on three (3) or more occasions during any period of twelve (12) consecutive months during the Lease Term Tenant shall fail to perform any obligation hereunder which adversely affects the health and safety of other tenants and users of the Center, obstructs or impedes the flow of pedestrian and vehicular traffic through the Common Areas, or adversely affects the appearance or marketability of the Center, and regardless of whether such prior failures shall have been cured within the required time period, then, commencing on the fourth such failure, the failure shall itself constitute an event of default by Tenant, without prior notice from Landlord or a cure period for Tenant; and

(ix)      INTENTIONALLY OMITTED

(x)      the chronic delinquency by Tenant in the payment of rentals due hereunder, with “chronic delinquency” meaning the failure by Tenant to pay any rental by the required due date on five (5) or more occasions during any 12-month period.

          (b)     Upon any of the above events of default or any other breach of this Lease by Tenant, then Landlord, besides other rights or remedies it may have under this Lease or by law, shall have the right to: (i) immediately terminate this Lease and Tenant’s right to possession of the Premises by giving Tenant written notice that this Lease is terminated, in which event, upon such termination, Landlord shall have the right to recover from Tenant the sum of (A) the worth at the time of award of the unpaid Rent which has been earned at the time of termination; (B) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (C) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; (D) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and (E) all such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law; or (ii) to the extent allowed by law, Landlord also has the remedy described in California Civil Code Section 1951.4 (lessor may continue a lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has a right to sublet or assign, subject only to reasonable limitations), or (iii) without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Premises, and relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Upon each such reletting all rent and other sums received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than rentals due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including reasonable brokerage fees and attorneys’ fees and of costs of such alterations and repairs; third, to the payment of rentals due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rentals payable by Tenant hereunder as the same may become due and payable hereunder. If the rent and other sums received from such reletting during any month are less than the rental to be paid during that month by Tenant hereunder, Tenant shall pay such deficiency to Landlord; if such rent and other sums shall be more, Tenant shall have no right to the excess. Such deficiency shall be calculated and paid monthly. No re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Premises and reasonable attorneys’ fees, all of which amounts shall be immediately due and payable from Tenant to Landlord. The failure or refusal of Landlord to relet the Premises shall not affect Tenant’s liability. At its option, Landlord may request the appointment of a receiver for Tenant to take possession of the Premises and to exercise all rights of Landlord herein relating to the taking of possession of and reletting the Premises, and to apply any rent and other sums collected from the Premises accordingly. The terms “entry” and “re-entry” are not limited to their technical meanings. For the purpose of this paragraph: “worth at the time of award” shall be computed by allowing interest at the rate of ten percent (10%) per annum; provided, however, the foregoing notwithstanding, the “worth at the time of award” of the amount referred to in (i)(C) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          (c)     If upon Tenant’s vacation of the Premises in violation of this Lease or Tenant’s abandonment of the Premises any of Tenant’s fixtures, furniture, equipment, improvements, additions, alterations, and other personal property shall remain on the Premises, subject to applicable law, Landlord shall have the right to take the exclusive possession of them and to use them, rent or charge free, or to remove and store the same in a public warehouse or elsewhere at the cost of and for the account of Tenant.

          (d)      The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of any other term, covenant or condition or any subsequent breach of the same or any other term, covenant, or condition. The subsequent acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

          (e)      No termination pursuant to this Paragraph 35 shall terminate or impair Landlord’s rights, remedies or claims against Tenant arising prior to the date this Lease is terminated and Tenant has vacated the Premises in the condition required hereunder, including, without limitation, claims arising under the indemnification provisions of Paragraphs 10(d) or 32 of this Lease.

          (f)       In addition to the occurrences set forth above, the following events shall constitute an event of default under this Lease:

(i)        Tenant admits in writing its inability to pay its debts as they mature;

(ii)       Tenant makes an assignment for the benefit of creditors or takes any other similar action for the protection or benefit of creditors;

(iii)      Tenant gives notice to any governmental body of insolvency or pending insolvency, or suspension or pending suspension of operations;

(iv)      Tenant files a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent;

(v)       Tenant files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy statute, regulation or law;

(vi)     a court of competent jurisdiction enters an order, judgment or decree approving a petition filed against Tenant seeking any relief described in the preceding subparagraph;

(vii)    and such order, judgment or decree shall remain unvacated and unstayed for an aggregate of thirty (30) days from the date of entry thereof;

(viii)   a trustee, receiver, conservator or liquidator of Tenant or of all or any substantial part of its property or its interest in the Premises is employed or appointed and such receivership remains undissolved for thirty (30) days; or

(ix)      this Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution shall remain unvacated and unstayed for ten (10) days.

          (g)     Upon the filing of a petition by or against Tenant under the United States Bankruptcy Code, Tenant, as debtor in possession, and any trustee who may be appointed agree to:

(i)       perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court, including without limitation, the obligations to pay Rent when and as payable hereunder;

(ii)       reject or assume this Lease within one hundred twenty (120) days of the filing of such petition under any Chapter of the Bankruptcy Code, or such other time as is allowed in accordance with 11 USC §365;

(iii)     give Landlord at least forty-five (45) days prior written notice of any abandonment of the Premises; any abandonment of the Premises shall be deemed a rejection of this Lease and Landlord shall be entitled to obtain an order from the Bankruptcy Court recognizing a rejection of this Lease due to such abandonment; and

(iv)     do all other things of benefit to Landlord otherwise required under the Bankruptcy Code.

The trustee may not assume and assign Tenant’s rights under this Lease unless it can provide adequate assurances in the form required under Section 365(b)(3) of the Bankruptcy Code. Such assurances shall include, without limitation, satisfaction that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of Tenant as of the time Tenant executed this Lease, that the assumption or assignment of this Lease is subject to all the provisions of this Lease, and such assumption or assignment will not disrupt any tenant mix or balance in the Center. Tenant, as debtor in possession, and any such trustee shall be deemed to have rejected this Lease in the event of the failure to comply with any of the above requirements, and Landlord shall be entitled to obtain an order from the Bankruptcy Court recognizing a rejection of this Lease due to such failure.

RIGHT OF
LANDLORD
TO PERFORM
36.     All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of Rent. If Tenant fails to pay any sum of money required to be paid by it hereunder to third parties or fails to perform any other act on its part to be performed hereunder, and such failure continues for ten (10) days after notice thereof by Landlord, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s behalf. All sums so paid by Landlord and all necessary incidental costs, together with interest on all of the foregoing at the default rate specified in Paragraph 5(c) above from the date of such payment by Landlord, shall be payable to Landlord on demand.

DAMAGE AND
DESTRUCTION
37.     (a)    If the Premises are destroyed or materially damaged (i.e., to the extent of five percent (5%) or more of the then full replacement cost) and such destruction or damage is not covered, or required by this Lease to be covered, under Landlord’s casualty insurance policy, with extended coverage, Landlord shall have the right to terminate this Lease by giving written notice of termination to Tenant within thirty (30) days after the date of such damage or destruction. If this Lease is not so terminated, then Landlord shall diligently proceed to repair and restore the Premises.

          (b) If the Premises are materially damaged or destroyed and such damage or destruction is covered, or required by this Lease to be covered, by Landlord’s casualty insurance referred to above, and they may be repaired or restored within ninety (90) days after commencement of repair or restoration, then Landlord shall diligently proceed to repair and restore the Premises. If Landlord determines that the Premises cannot be repaired or restored within such a period, then Landlord shall have the right to terminate this Lease by written notice to Tenant given within sixty (60) days after the date of such damage or destruction, and Tenant’s obligation to pay Rent and other charges under this Lease shall terminate as of the date of the damage or destruction, or the date Tenant ceases to do business at the Premises, whichever date is later. If Landlord does not exercise such termination right, and the Premises are not repaired or restored within one (1) year after the date of such damage or destruction, then Tenant shall have the right to terminate this Lease by written notice to Landlord given within thirty (30) days after the expiration of such one (1) year period, and Tenant’s obligation to pay Rent and other charges under this Lease shall terminate as of the date of the damage or destruction, or the date Tenant ceases to do business at the Premises, whichever date is later.

          (c)       If the building containing the Premises is damaged to the extent of fifty percent (50%) or more of its replacement cost, Landlord may elect to terminate this Lease by written notice to Tenant given within sixty (60) days after the date of such destruction, whether the Premises are affected thereby or not.

          (d)       If in any case which is the subject of this Paragraph 37, the Premises or any portion thereof is rendered unfit for use and occupancy and this Lease is not terminated as provided above, a just proportion of the Minimum Rent in light of the nature and extent of the damage shall be abated until the Premises, excluding any fixtures or items installed or paid for by Tenant which Tenant is entitled or required to remove under this Lease, have been restored by Landlord as provided above. In the event the Common Areas shall be damaged or destroyed and this Lease is not terminated as provided above, if such damage or destruction to the Common Areas shall materially adversely affect access to the Premises, or render the Common Areas without reasonably adequate parking for Tenant’s customers (and Landlord does not provide reasonably adequate parking in an alternate location), and Landlord shall not repair or restore the Common Areas to such extent as shall be necessary to eliminate such material adverse effect within one (1) year of the date of such damage or destruction, then Tenant shall have the right to terminate this Lease by written notice to Landlord given within thirty (30) days after the expiration of such one (1) year period, and Tenant’s obligation to pay Rent and other charges under this Lease shall terminate as of the date of the damage or destruction, or the date Tenant ceases to do business at the Premises, whichever date is later.

          (e)       Except as expressly provided otherwise in this Lease, damage to or destruction of the Premises shall not terminate this Lease or result in any abatement of rentals payable hereunder. Tenant waives any right of offset against its rental obligations provided by any statute or rule of law in connection with Landlord’s duties of repair and restoration under the provisions of this Lease.

          (f)       Landlord’s duties of repair and restoration under the provisions of this Lease shall extend only to those portions of the Premises insured or required by this Lease to be insured under Landlord’s casualty insurance with extended coverage endorsements and Landlord shall not be responsible for any loss, damage, or destruction to Tenant’s leasehold improvements, or to fixtures, inventory or other Tenant-owned improvements or property.

          (g)       Wherever Landlord is required to or elects to repair and restore under this Paragraph 37, Landlord shall have the right to bring the Center into conformity with then existing building codes and to modernize, remodel and/or expand the Center provided that the resultant Tenant Premises, the Common Areas and other building areas are functionally equivalent to what existed prior to such damage or destruction.

          ((h)    Landlord and Tenant hereby waive the provisions of Sections 1932(2) and 1933(4) of the Civil Code of California and any and all other provisions of law from time to time in effect during the Term of this Lease relating to the effect on leases of partial or total destruction of leased premises. Landlord and Tenant agree that their respective rights upon any damage or destruction of the Premises or the Center shall be those specifically set forth herein.

REPAIRS
38.     Tenant shall, at its sole cost, keep and maintain (including replacements if necessary) the Premises and every part thereof (excepting the exterior structural walls as to load bearing integrity, which Landlord will maintain, and the roof, including but not limited to flashings, rain leaders and downspouts, which Landlord will maintain subject to reimbursement from Tenant pursuant to Paragraph 7(b) hereof) and all appurtenances including glazing, vestibules, any store front (including bulkheads), and the interior of the Premises, and all equipment and trade fixtures therein (regardless of whether installed or paid for by Landlord, as part of Landlord’s Work or otherwise, and further regardless of whether the same shall constitute Landlord’s property pursuant to Paragraph 12 above), including replacements of such equipment and trade fixtures if necessary, in clean, good and sanitary order, condition and repair, and Tenant expressly waives any and all rights it might otherwise have under the law to make repairs or replacements at the expense of Landlord. Tenant shall keep its sewers and drains (and use the same only for designated purposes) open and clear and shall keep the sidewalks and Common Areas adjacent to the Premises clean and free of all debris. Tenant agrees that it will paint, varnish, wallpaper, or otherwise redecorate or renovate the interior and storefront of the Premises and Tenant’s trade fixtures when necessary to maintain the Premises in a first-class condition. By taking possession of the Premises, Tenant accepts them as being in good and sanitary order, condition and repair and agrees, on the last day of the Term, or at any sooner termination of this Lease, to surrender the Premises to Landlord with such appurtenances in the same condition as at the Rent Commencement Date, but with reasonable use, wear and tear, or damage by fire, act of God or by the elements excepted; and Tenant also agrees to remove all of its signs and trade fixtures from the Premises, restoring any damage caused by such removal. During the Term of this Lease, Tenant shall keep in force a preventative maintenance contract with a qualified mechanical contractor covering any heating and air conditioning equipment which serves the Premises exclusively and shall provide to Landlord, not later than thirty (30) days following the Rent Commencement Date, a copy of such contract. At the expiration or earlier termination of the Lease Term Landlord will cause an inspection of the heating and air conditioning equipment in the Premises by Tenant’s mechanical contractor, or if Tenant does not have a service contract in force, by a contractor of Landlord’s selection, and obtain a cost estimate to bring such equipment to good working order if defects are noted, and Tenant agrees to pay to Landlord on demand an amount equal to 75% of such total cost estimate, which share shall be deemed to be Tenant’s deferred repair obligation after excepting fair wear and tear. Landlord may, at its election, obtain directly the aforesaid preventative maintenance contract and include the cost thereof in Tenant’s share of Common Area Charges, except that the cost of any repairs made pursuant to said contract shall be reimbursed by Tenant to Landlord within thirty (30) days after Landlord’s written demand. Notwithstanding anything to the contrary contained in this Paragraph 38, Tenant shall not be responsible for the performance or cost of maintenance or repair necessitated by the gross negligence or willful misconduct of Landlord or its agents, employees or contractors.

CONDEMNATION
39.     (a)      If during the Lease Term, the Premises, or any substantial portion thereof (i.e., ten percent (10%) or more of the gross leasable area), are damaged by action of public or other authority, or are taken by eminent domain, or if Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority in connection with the Premises, this Lease shall terminate at Landlord’s election, which election may be made whether or not Landlord’s entire interest has been divested. If only a part of the Premises is taken and the remainder is insufficient for Tenant’s purposes or, in case of such damage or taking, if the time needed to do the construction work necessary to put the Premises or such remainder in proper condition for use and occupation is reasonably estimated to exceed six (6) months, or if Landlord does not commence within sixty (60) days after the damage or the surrender of the part taken and proceed with reasonable diligence to do such work, Tenant may terminate this Lease, without penalty, by written notice given to Landlord within thirty (30) days after the right to terminate arises. If in any such case the Premises are rendered unfit for use and occupation and this Lease is not so terminated, a just proportion of the Minimum Rent according to the nature and extent of the injury shall be abated until the Premises (or in case of a taking what may remain thereof), excluding any fixtures or items installed or paid for by Tenant which Tenant is entitled or required to remove by agreement, have been put by Landlord in proper condition for use and occupation; and, in case of a taking which permanently reduces the area of the Premises, a just proportion of the Minimum Rent shall be abated for the remainder of the Lease Term.

(b)       The entire award or compensation in such proceedings, whether for a total or partial taking or for diminution in the value of the leasehold or for the fee, shall belong to and be the property of Landlord; provided, however, that Tenant shall be entitled to recover from the condemnor such compensation as may be separately awarded by the condemnor to Tenant, or recoverable from the condemnor by Tenant in its own right, for the taking of trade fixtures and equipment owned by Tenant which may be removed without injury to the Premises, and for Tenant’s relocation expenses. Each party waives any statutory right in conflict with the provisions of this Paragraph 39, including, without limitation, rights under California Code of Civil Procedure Sections 1265.110, 1265.120 and 1265.130.

    (c)       If the Premises or any part of them are taken for temporary use:

    (i)       this Lease, including Tenant’s obligation to pay all rentals hereunder, shall be and remain in full force and effect, and

    (ii)       Tenant shall be entitled to receive such portion or portions of any award made for such use with respect to the period of the taking which is within the Lease Term, provided that if such taking remains in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant’s obligations under Paragraph 38 above with respect to surrender of the Premises and upon such payment shall be excused from such obligations.

SUBORDINATION
40.       This Lease is and shall always be subordinate to any ground lease or to any first mortgage or deed of trust which is now or may at any time be placed upon the Premises or any part of them or the building of which the Premises form a part, and Tenant agrees to execute and deliver to Landlord without cost, within ten (10) days following Landlord’s written request therefor, any instrument which may be deemed necessary to further effect or confirm the subordination of this Lease to any such ground lease or first mortgage or deed of trust. Notwithstanding the foregoing, if the holder of any such instrument shall acquire title to the Premises through foreclosure of such mortgage or deed of trust or if the ground lessor shall terminate any such ground lease as a result of Landlord’s default thereunder, or if Landlord shall transfer title to the Premises to any such holder in lieu of foreclosure, or surrender the Premises in lieu of default proceedings under such ground lease, unless such holder or ground lessor shall elect otherwise, this Lease shall not terminate and Tenant shall attorn to the new owner as if a party to this Lease, notwithstanding any rule of law to the contrary or the absence of privity of contract.

LANDLORD
DEFAULT
MORTGAGEE
PROTECTION
41.       (a) In the event Landlord shall neglect or fail to perform or observe any of the terms, covenants, or conditions contained in this Lease on its part to be performed or observed within thirty (30) days after written notice of default (or if more than thirty (30) days shall be required because of the nature of the default, if Landlord shall fail to commence within such thirty (30) day period and thereafter proceed diligently to cure such default after written notice thereof), then, in that event, Landlord shall be liable to Tenant for any and all damages sustained by Tenant as a result of Landlord’s breach.

(b)       If Landlord shall fail to perform any covenant, term or condition of this Lease on Landlord’s part to be performed, and as a consequence of its default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied solely out of (i) the proceeds of sale received upon execution of such judgment levied against the right, title and interest of Landlord in the buildings and improvements from time to time constituting the Center, and its leasehold or other interest in the underlying realty; (ii) the rents or other income from the Center thereafter receivable by Landlord; (iii) the consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title and interest in and to said property; and (iv) any condemnation awards or insurance proceeds. It is expressly understood and agreed that neither Landlord nor any partner of Landlord shall be personally liable for any deficiency if the proceeds of the sale or disposition of Landlord’s interest in the Center is insufficient for the payment of any such judgment, and Tenant shall not institute any further action, suit, or similar demand against Landlord, or any partner of Landlord, for or on the account of such deficiency.

(c)       Tenant agrees to give the holder of any mortgage or deed of trust encumbering the Premises, and the lessor under any ground lease of the underlying realty, by registered mail, a copy of any notice of default served upon Landlord, provided Tenant has previously been notified in writing of the identity and address of the holder of any such mortgage or deed of trust or ground lessor. Tenant further agrees that if Landlord has failed to cure any default giving rise to such notice within the time period provided for in this Lease, then the holder of such mortgage or deed of trust and such ground lessor shall have an additional ninety (90) days in which to cure such default or, if such default cannot with the exercise of reasonable diligence be cured within such time period, then such additional time as may be necessary (including time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should be necessary to effect a cure) if within such ninety (90) days the holder of such mortgage or deed of trust or ground lessor has commenced and is diligently pursuing the remedies necessary to cure such default.

OFFSET
STATEMENTS
42.       Tenant shall at any time, and from time to time, not later than ten (10) days following Landlord’s written request therefor, execute, acknowledge, and deliver to Landlord, without charge, a statement in writing, in form provided by Landlord, certifying the date of commencement of this Lease, that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the date of the modifications) and further stating the dates to which the Minimum Rent and other charges have been paid, and setting forth such other matters as may reasonably be requested by Landlord. Tenant’s failure to provide such statement within the time period herein stated shall be deemed its admission that the facts as set forth in Landlord’s form are true and complete, and any purchaser, mortgagee, beneficiary or trustee under a deed of trust, or ground lessor, may rely thereon, and with respect to any such reliance, Tenant shall be bound by Landlord’s form; provided, however, Tenant’s failure to provide such statement within the time period herein specified shall, without further notice by Landlord, constitute a default under the terms of this Lease.

ATTORNEYS’
FEES
43.       If Landlord must join in any litigation or arbitration brought by or against Tenant in order to protect an interest of Landlord, or if Landlord is joined as a party in any litigation commenced by or against Tenant, Tenant shall pay all costs, expenses, and attorneys’ and experts’ fees incurred by Landlord et al., or their insurance carriers in connection with such litigation unless such litigation determines that Landlord has committed a breach of this Lease and adjudicates that Landlord is a liable party. If any action at law or in equity is brought between Indemnitees and Tenant to enforce any of the provisions and/or rights under this Lease, Indemnitees and Tenant hereby expressly waive the right, if any, to trial by jury in order to avoid the time delays inherent in such process, and Indemnitees and Tenant agree that the unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorneys’ and experts’ fees, incurred by such successful party, and if such successful party recovers judgment in any such action or proceeding, such costs, expenses and attorneys’ and experts’ fees shall be included in and as part of such judgment. If any amount payable by Tenant hereunder is not paid when due, Tenant shall pay Landlord’s cost of collection, including reasonable attorneys’ and experts’ fees, whether or not suit is filed, which shall be payable as Additional Rent hereunder on the rental due date next succeeding Landlord’s written statement to Tenant of such collection costs. As used herein, the term “successful party” shall be the party which obtains the principal relief it has sought, whether by judgment, settlement or compromise. If the party which shall have instituted litigation shall dismiss it as against the other party without the concurrence of such other party, such other party shall be deemed the successful party.

ENTIRE
AGREEMENT
44.       This Lease constitutes the entire agreement between Landlord and Tenant, and there are no other agreements, oral or written, that would modify the terms set forth in this Lease. This Lease shall not be binding on either party hereto until executed by both parties and fully executed copies of this Lease are delivered to both parties. Except as otherwise expressly provided herein, any later agreement that would purport to renew, extend, modify, amend or terminate this Lease shall be of no force or effect unless in writing and executed by both Landlord and Tenant.

MISCELLANEOUS
45.       (a)       The opening for business and/or continuous operation of any other tenants of the Center, including, without limitation, any of the tenants shown on Exhibit “A”, is not a condition of this Lease.

(b)       The marginal captions in this Lease are for convenience of reference only and shall not in any way limit or be deemed to construe or interpret the terms and provisions hereof.

(c)       Time is of the essence of this Lease and of all its provisions, except with respect to the delivery of possession of the Premises, which is governed by Paragraph 10 above.

(d)       As used herein, the words “Landlord” and “Tenant” shall include the plural as well as the singular. Words used in the neuter gender shall include the masculine and feminine, as the context may require. If there is more than one Landlord or Tenant, the obligations imposed upon Landlord or Tenant shall be joint and several.

(e)       This Lease shall be construed and enforced in accordance with the laws of the State of California.

(f)       Tenant represents to Landlord that it has entered into this Lease in reliance solely on its own investigation without any agreements or representations of Landlord or any real estate broker (or their respective agents or employees) except as expressly contained in this Lease. Without limitation of the foregoing, neither Landlord nor any real estate broker (or their respective agents or employees) has made any representations as to (i) Tenant’s likelihood of success at the Center, (ii)(iii) the level of “foot traffic” or other business activity at the Center, or (iv) the continuing occupancy of existing tenants in the Center or new tenants entering the Center. Tenant’s occupancy hereunder is not conditioned on any anchor or other tenant remaining in or coming to the Center or any minimum occupancy being maintained in the Center. Any closure or other termination or relocation of any other tenant’s business at the Center shall not affect Tenant’s obligation to pay the full amount of Minimum Rent, and all charges and amounts due under this Lease or any other obligations of Tenant under this Lease.

(g)       If any provision of this Lease, or the application of it to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to any such person or circumstances other than those as to which it is invalid or unenforceable, shall not be affected, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

(h)       Landlord or Landlord’s Agent shall pay all commissions or other fees to which any brokers identified in Paragraph 1(1) are entitled in accordance with the terms of a separate agreement between Landlord or Landlord’s Agent and each such broker. Landlord and Tenant shall each indemnify the other for any brokerage commissions, fees or other compensation claimed by any other broker or person by reason of its dealings with the other party.

(i)       This Lease imposes numerous financial and other obligations on Landlord and Tenant, and each of them was urged, and had ample time, to consult an attorney before entering this Lease.

(j)       In the event any charge imposed under this Lease is either stated to be or construed as interest, in no event whatsoever shall such interest be calculated at a rate which exceeds the highest lawful rate permissible. If, from any circumstances whatsoever, payment of such interest shall be calculated at a rate which transcends the limit validity prescribed by law which a court of competent jurisdiction may deem applicable, then the applicable rate of interest shall be reduced to the limit of such validity and, if from any circumstances Landlord shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of Tenant’s other obligations under this Lease and not to the payment of interest.

(k)       If Tenant is a corporation, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that (i) they are duly authorized by appropriate resolution and/or the articles and by-laws of said corporation to execute this Lease and thereby bind Tenant to all the terms and conditions thereof, (ii) Tenant is a duly qualified corporation and all steps have been taken prior to the execution of this Lease to qualify Tenant to do business in California, (iii) all franchise and corporate taxes have been paid as of the date of execution, and (iv) all future forms, reports, fees and other documents necessary to comply with applicable laws will be filed when due.

(1)       During the entire Lease Term Tenant shall maintain a business license as required by the municipality in which the Center is located.

(m)       Tenant specifically agrees and acknowledges that the Town of Corte Madera requires that any and all service and delivery trucks which make pickups from or deliveries to the Center must enter and exit only at the main north and south entrances to the Center, and that under no circumstances shall such trucks utilize the entrances on the west side of the Center, it being the intent of the Town of Corte Madera that no such trucks travel on Madera Boulevard along the west side of the Center and that such restriction be a condition of approval of the Center. Tenant shall take such action as is necessary to cause any and all delivery trucks serving the Premises to conform to the foregoing restriction and agrees that it shall cause any and all delivery vehicles to make their pickups from or deliveries to the Premises after 9:00 p.m. and before 10:00 a.m. on any day.

(n)       All agreements by Tenant contained in this Lease, whether expressed as covenants or conditions, shall be construed to be both covenants and conditions, conferring upon Landlord in the event of the breach thereof the right to terminate this Lease.

(o)       The giving or withholding of consent or approval, or any acts or omissions called for, in this Lease shall be given, withheld or done on a reasonable basis unless a specific provision to the contrary is set forth.

(p)       All exhibits attached to this Lease shall be deemed to be incorporated herein by the individual reference to each such exhibit, and all such exhibits shall be deemed to be a part of this Lease as though set forth in full herein.

(q)       The Exhibits and Riders referenced in Paragraph 1 (n) of this Lease are incorporated in full herein by this reference.

IN WITNESS WHEREOF, the parties have executed this Lease or, as the case may be, have caused their duly authorized officers to execute this Lease, on the day and year first written above.

LANDLORD:	TENANT:

770 TAMALPAIS DRIVE, INC.,	CIRCLE BANK,
a Florida corporation	a California corporation

By:	By:
Mark Hudgins, Vice President	Kimberly A. Kaselionis, President and CEO

RIDER

to

RETAIL LEASE

by and between

770 TAMALPAIS DRIVE, INC.

and

CIRCLE BANK,

dated for reference purposes only as of May 20, 2010

1.           Tenant shall have two (2) options to extend the Term of the Lease for an additional period of five (5) years each, provided that, as to each extension, Tenant is not in default under this Lease beyond any applicable cure period, at the time of Tenant’s Extension Notice (defined herein) is given or at the time the extension Term is to commence and the Premises are open and have been open for business with the public for the 90 day period prior to the exercise of each such Notice and upon each option commencement date. The options to extend the Term of this Lease set forth herein is personal to Tenant and shall not be included in any assignment of the Lease. Tenant shall exercise each such option, if at all, by written notice (hereinafter referred to as the “Extension Notice”) to Landlord no later than one hundred and eighty (180) days prior to the expiration of the original Term, or the then current extension Term, as the case may be, of this Lease. If Tenant shall not timely exercise its first extension option, such extension option and Tenant’s second extension option shall lapse and be of no force or effect. In the event that Tenant shall timely exercise its extension option, the Term of this Lease shall be extended by an additional five (5) years on all of the terms and conditions of the Lease, except (i) after Tenant’s exercise of its first extension option, Tenant shall have only one further five (5) year extension option, and after Tenant’s exercise of its second extension option, Tenant shall have no right to further extend the Term of the Lease, (ii) the monthly Minimum Rent during the extension Term shall be equal to the then prevailing fair market rent for like space in the area, as determined pursuant to subparagraph (a) below, and will be subject to three percent (3%) annual increases. Notwithstanding the foregoing or anything to the contrary contained elsewhere in the Lease, in no event shall the Minimum Rent due in any year in the extension term be less than 103% of the Minimum Rent in effect for the immediately preceding year.

(a)           If the parties are unable to agree on the Minimum Rent for any Option Period within sixty (60) days following Tenant’s notice of its exercise of its option with respect to such Option Period, then the Minimum Rent for the first year of such Option Period shall be determined by arbitration as follows: Within fifteen (15) days after the expiration of such 60-day period, each party shall appoint as an arbitrator a duly qualified real estate broker with a reputable brokerage firm who has at least five (5) years experience, and who specializes in retail leasing and sale of similar commercial properties. If within thirty (30) days after their appointment, the two arbitrators cannot agree on such fair market rental value, each arbitrator shall make an independent appraisal of such rental value and deliver the same to Landlord and Tenant. If either arbitrator fails to deliver its appraisals within such thirty (30) day period, then the appraisal of the single arbitrator shall be deemed to be such fair market rental value for purposes of determining the Minimum Rent for the Option Period. Within ten (10) days of Landlord’s and Tenant’s receipt of the last appraisal value, the two arbitrators shall select (by written notice to Landlord and Tenant) another qualified real estate broker (the third broker) whose sole responsibility shall be to select which of the two original appraisal values closely approximates such fair market rental value, which appraisal shall be deemed to be the fair market rental value for purposes of determining Minimum Rent for the Option Period. The determination of the real estate brokers or the third broker, as the case may be, shall be in writing and shall be binding on both Landlord and Tenant. Landlord and Tenant shall each bear the cost of their own real estate broker and shall each bear one-half of the cost of the third arbitrator. If the two arbitrators appointed by the parties are unable to agree on the third arbitrator, then the parties (or either of them) shall diligently apply to the Presiding Judge of Superior Court in the State of

California, County of Marin, for the appointment of such person. Within thirty (30) days after appointment of the third arbitrator, the third arbitrator shall determine which of the two original appraisal values closely approximates such fair market rental value, which appraisal shall be deemed to be the fair market rental value for purposes of determining Minimum Rent for the Option Period. Landlord and Tenant shall each bear one-half of the cost of any such arbitration.

(b)           In the event the Minimum Rent for the first year of any Option Period has not been finally determined as of the commencement of such Option Period, Tenant shall pay one hundred three percent (103%) of the Minimum Rent payable in the last year of the original Term, and within 30 days following determination of the new Minimum Rent, Tenant shall pay to Landlord the amount necessary to make up any deficiency.

2.           Included in Tenant’s Work (as defined in Exhibit C) shall be the construction of the Premises in a style and quality consistent with Circle Bank’s newest store design, including but not limited to the installation of Tenant’s ID signs, new awnings, the replacement of the storefront, the installation of a complete new interior including but not limited to: electrical systems, lighting, plumbing, mechanical systems, HVAC ducting, walls, floor coverings and ceiling coverings, if any. Tenant shall pay all fees of the Town of Corte Madera’s designated architects in connection with their review of Tenant’s plans and specifications for Tenant’s Work or for any other alterations or improvements undertaken by Tenant in or to the Premises, including, but not limited to, design review and permit fees.

3.           Upon execution and delivery of the Lease by both parties, Tenant, at its sole cost and expense, shall file for and thereafter diligently pursue Regulatory Approval (as defined below), provided, however, that Regulatory Approval shall be given or waived by Tenant, if at all, no later than August 31, 2010. During the Regulatory Approval process, Tenant shall continue to pay all Rent and Additional Rent in the time and manner specified in the Lease. As used herein, “Regulatory Approval” shall mean the regulatory approval that Tenant is required to obtain from all applicable Federal and State of California regulatory bodies in order to operate a branch bank at the Premises.

Tenant shall notify Landlord in writing (the “Regulatory Approval Notice”) promptly after Tenant receives Regulatory Approval. Tenant hereby agrees and acknowledges that Landlord shall have no obligation to commence Landlord’s Work until Landlord receives the Regulatory Approval Notice or Tenant’s written waiver thereof.

If Regulatory Approval is denied, this Lease shall be of no further force and effect, and neither party shall have any further rights or obligations hereunder; provided, however, that Tenant shall be entitled to reimbursement of any unused portion of the Security Deposit if not otherwise applied by Landlord as permitted herein. In no event shall Tenant be entitled to any refund of Rent or other sums paid to Landlord under the Lease. The foregoing notwithstanding, if Tenant has not received Regulatory Approval or otherwise waived the same by August 31, 2010 then Landlord or Tenant shall have the option to terminate the Lease by giving written notice of such termination to the other.

4.           Tenant shall permit the tenant occupying Space 305A Corte Madera Town Center, and Landlord and its agents and employees, to enter the Premises at all reasonable times to access the display windows at 305A Corte Madera Town Center. Any such entry shall be conducted so as to minimize interference with Tenant’s conduct of business.

5.           Within thirty (30) day after the Delivery Date of the Premises, Landlord and Tenant shall each have the right, at their respective sole cost and expense, to measure the leasable area of the Premises in accordance with Landlord’s standard practices and procedures for measuring premises within the Center and to deliver the results of such measurement to the other party. The leasable area of the Premises shall be determined by measuring from the outside of exterior walls and to the center of any demising walls. In the event that the actual leasable area of the Premises, as so measured, shall be more than one percent (1%) different from the square footage set forth above, the actual leasable area, as so measured, shall be substituted as “Tenant’s Gross Leasable Area” for all purposes of the Lease, including but not limited to; Minimum Rent, Common Area Charges, taxes, Marketing Charges, and Landlord’s Construction Contribution, which shall be adjusted on the basis of such actual leasable area. If Landlord and Tenant cannot agree to the size of Tenant’s Gross Leasable Area, Landlord and Tenant shall jointly engage an architect, mutually agreeable to Landlord and Tenant, to determine Tenant’s Gross Leasable Area, whose decision shall be deemed final.

THE EXHIBIT IS FOR REFERENCE ONLY AND IS NOT A REPRESENTAION AS TO SIZE, DIMENSION, OR LOCATION OF ANY TENANT IN SHOPPING CENTER.

TOWN CENTER CORTE MADERA

Owner: 770 Tamalpais Drive, Inc.		March 11, 2009

Asset Manager: Morgan Stanley	Real Estate Services: Madison Marquette Retail Services, Inc.	150'

EXHIBIT A

NOTE:

The exhibit is diagrammatic. It is only intended for the purpose of indicating the location of the demised premises within the project. It does not purport to show the exact or final location of the columns, walls or other Architectural, Structural, Mechanical or Electrical elements. The landlord reserves the right to eliminate, to add and to make changes to the sizes and/or locations of such elements.

Lease Exhibit		4/7/08

Corte Madera Town Center	0	16'

EXHIBIT B

EXHIBIT C

CONSTRUCTION PROCEDURES

1.           Definitions. In addition to the terms that are defined elsewhere below or in the Lease, the following defined terms are used in this Exhibit:

Preliminary Space Plan: A drawing of the Premises clearly showing the layout and relationship of all rooms or other divisions of the Premises, depicting partitions, door locations and swings, special equipment locations and requirements, rentable and usable area calculations and limited furniture layouts to demonstrate the size of the area.

Final Space Plan: A drawing of the Premises showing in addition to the items shown on the Preliminary Space Plan, locations of electrical, data and telephone outlets, plumbing, and millwork, and indicating any areas that will be evaluated for structural enhancements as a result of Tenant’s requirements.

Working Drawings: Construction documents detailing the Improvements, as shown on the Final Space Plan, and conforming to applicable building and planning codes, complete in form and content and containing sufficient information and detail to allow for competitive bidding or negotiated pricing by Tenant’s contractor(s) and issuance of a building permit.

Tenant’s Work: The work to be performed by Tenant pursuant to this Exhibit, including:

(i)      Development of the Preliminary and Final Space Plans and the Working Drawings, including supporting engineering studies and review and approval by Landlord’s architects (i.e., structural design or analysis, lighting or acoustical evaluations, or others);

(ii)      All construction work necessary to create the details, partitioning, finished ceilings, walls, and floor surfaces, lighting, electrical, fire protection and life safety systems, all as shown on the Final Space Plan and Working Drawings; and

(iii)      Millwork that is principally assembled off-site and is attached to or made a permanent fixture of the structural integrity of the building in which the Premises are located (the “Building”).

Cost of the Improvements: the total of all hard and soft costs associated with the construction of the Tenant’s Work, including, but not limited to:

(i)      All contractor and construction manager costs and fees;

(ii)      The costs of preparing the Preliminary and Final Space Plans and the Working Drawings; and

(iii)      All governmental fees and taxes (including without limitation, any and all fees for permits required for construction of the Tenant’s Work or occupancy of Premises).

Change Order: any change, modification, or addition to the Final Space Plan or Working Drawings after Landlord has approved the same.

Landlord’s Construction Contribution: the amount, if any, to be contributed to the cost of Tenant’s Work in accordance with Paragraph 12 below.

1

2.          Representatives. Landlord may designate a representative to act for Landlord in all or some matters associated with this Exhibit. Tenant may designate a representative to act for Tenant in all or some matters associated with this Exhibit. Any such appointments from time to time must be clearly communicated to the other party. All inquiries, requests, instructions, authorizations, and other communications with respect to the matters covered by this Exhibit shall be made to Landlord or its representative or Tenant or its representative, as the case may be. Tenant shall not make any inquiries of or requests to, and shall not give any instructions or authorizations to, any other employee or agent of Landlord, including, without limitation, Landlord’s architect, engineers, and contractors or any of their agents or employees, with regard to matters associated with this Exhibit.

3.          Design and Construction. The preparation of the Preliminary and Final Space Plans, the Working Drawings and the construction of the Tenant’s Work shall be performed by designers and contractors selected and engaged by Tenant and approved by Landlord.

4.          Landlord’s Approval. Landlord may withhold its approval of any element of Tenant’s Work as shown in any Preliminary or Final Space Plan, Working Drawings, or Change Order that (with the determination that any of the following conditions exists to be made by Landlord in its sole discretion):

(i)           exceeds the capacity of, or would adversely affect, the building or any part of the plumbing, mechanical, electrical, communication, or other systems of the building;

(ii)           is not approved by the holder of any mortgage or deed of trust encumbering the building at the time the work is proposed;

(iii)           violates any agreement disclosed by Landlord to Tenant which affects the building or binds Landlord;

(iv)           Landlord believes will increase the cost of operation or maintenance of any of the systems of the building;

(v)           Landlord believes will reduce the market value of the Premises, the building or the Center at the end of the Term of the Lease;

(vi)           does not conform to applicable building code or is not approved by any governmental, quasi-governmental, or utility authority with jurisdiction over the Premises; or

(vii)           is not consistent with the quality of the tenant finishes in the building or the Center, or is not otherwise of a first-class character, quality and appearance, consistent with the overall quality and appearance of the building or the Center.

              5.          Schedule of Improvement Activities.

(a)           As soon as reasonably possible following the execution of the Lease, Tenant shall submit the Preliminary Space Plan to Landlord for approval. Within five (5) business days following Tenant’s submission of the Preliminary Space Plan, Landlord shall review and approve or disapprove in writing the Preliminary Space Plan. If Landlord disapproves the Preliminary Space Plan or any portion thereof, Landlord shall include with its notice of disapproval a statement of the concerns which must be addressed in order for Landlord to approve the Preliminary Space Plan. Within five (5) business days following the date of Landlord’s notice, Tenant shall submit to Landlord a revised Preliminary Space Plan incorporating revisions sufficient to address the concerns raised by Landlord.

2

(b)         Following Landlord’s written approval of the Preliminary Space Plan, Tenant shall cause its architect to prepare the Final Space Plan and forward it to Landlord. Within three (3) business days following Tenant’s submission of the Final Space Plan, Landlord shall review and approve or disapprove in writing the Final Space Plan. If Landlord disapproves the Final Space Plan or any portion thereof, Landlord shall include with its notice of disapproval a statement of the concerns which must be addressed in order for Landlord to approve the Final Space Plan. Within three (3) business days following the date of Landlord’s notice, Tenant shall submit to Landlord a revised Final Space Plan incorporating revisions sufficient to address the concerns raised by Landlord. When the Final Space has been approved, it shall be attached to this Exhibit as Schedule 1.

(c)         Following Landlord’s approval of the Final Space Plan, Tenant shall proceed immediately with preparation of the Working Drawings, which shall be submitted to Landlord for approval. Within three (3) business days following Landlord’s receipt of the Working Drawings, Landlord shall review and approve or disapprove in writing the Working Drawings. If Landlord disapproves the Working Drawings, or any portion thereof, Landlord shall include with its notice of disapproval a statement of the concerns which must be addressed in order for Landlord to approve the Working Drawings. Within three (3) business days after the date of Landlord’s notice, Tenant shall submit to Landlord revised Working Drawings incorporating revisions sufficient to address the concerns raised by Landlord.

(d)         Upon Landlord’s approval of the Working Drawings pursuant to subparagraph (c) above, Tenant shall cause application to be made to the appropriate governmental authorities for necessary approvals and buildings permits. Tenant shall be responsible for obtaining all necessary permits and approvals for the work shown on the approved Working Drawings, at Tenant’s sole cost and expense.

(e)         The construction schedule attached hereto as Schedule 2 has been agreed to by the parties as fairly representing the anticipated schedule for completion of the Tenant’s Work.

             6.          Construction of the Tenant’s Work.

(a)         Upon Tenant’s receipt of the necessary approvals and permits, Tenant shall proceed to construct Tenant’s Work. Tenant shall deliver evidence reasonably acceptable to Landlord that liability and casualty insurance fulfilling the requirements of Paragraph 10(c) of the Lease is in full force and effect. All work to be performed by Tenant and its contractors in connection with the construction of Tenant’s Work shall be performed in a good and workmanlike manner, in accordance with the Working Drawings approved by Landlord, and shall be of first-class quality consistent with the quality of the building. All such work shall be conducted pursuant to a construction contract or contracts approved by Landlord (provided that such approval shall be given or withheld within ten (10) days following Tenant’s request therefor), and Tenant shall promptly upon execution of any such construction contract deliver to Landlord a fully executed copy of the contract. The construction of Tenant’s Work shall be conducted in such a manner as to maintain harmonious labor relations with Landlord’s contractors and as not to interfere unreasonably with or delay any work being performed by Landlord’s contractors, but Landlord shall nonetheless afford Tenant’s contractors reasonable and timely access to the Premises. Tenant’s contractors, subcontractors, labor and materials suppliers shall be approved by Landlord. Tenant’s contractor and subcontractors shall hold weekly construction meetings with Landlord or its representative, as the case may be.

(b)        Tenant shall reimburse Landlord for any and all expenses reasonably incurred by Landlord by reason of faulty work performed by Tenant’s contractor or contractors, damage to other work in the Center caused by Tenant’s contractor or contractors, and delays caused by such work or as the result of inadequate clean-up.

3

7.              Cost Responsibilities. Tenant shall be responsible for paying the entire cost of Tenant’s Work. In addition, any improvements to or installations in the Premises desired by Tenant and approved by Landlord that are outside the scope of the Working Drawings and are therefore not part of Tenant’s Work, including, without limitation, personal property and interior design elements, shall be furnished and installed by or on behalf of Tenant at Tenant’s sole expense pursuant to Paragraph 6 of this Exhibit above. All work performed by or on behalf of Tenant shall be subject to the provisions of Paragraph 10 of the Lease, and Landlord may record and post at the Premises any and all notices of non-responsibility reasonably deemed necessary by Landlord to ensure that Landlord is not in any way responsible for the cost of the Tenant’s Work. Landlord’s Construction Contribution, if any, shall be funded as provided in Paragraph 12 below.

8.              Changes, Additions, or Alterations. If Tenant desires any change, addition, or alteration in the approved Working Drawings (a “Change Order”), Tenant shall prepare and submit to Landlord a written request therefor, on a form approved by Landlord, together with plans and specifications with respect to such proposed change, addition, or alteration. All such Change Orders shall be subject to Landlord’s prior written approval in accordance with Paragraph 4 of this Exhibit above. Within three (3) business days following Landlord’s receipt of any such Change Order, Landlord shall review and approve or disapprove in writing the Change Order. If Landlord disapproves the Change Order, or any portion thereof, Landlord shall include with its notice of disapproval a statement of the concerns which must be addressed in order for Landlord to approve the Change Order. Within three (3) business days after the date of Landlord’s notice, Tenant shall, if it desires to proceed with the Change Order, submit to Landlord a revised Change Order incorporating revisions sufficient to address the concerns raised by Landlord. If Tenant fails to do so, Tenant shall be deemed to have withdrawn the proposed change.

9.              Responsibility for Design. Tenant shall be responsible for the design, function, and maintenance of all of Tenant’s Work. Landlord’s approval of the Preliminary and Final Space Plans and the Working Drawings shall not constitute any representation or warranty as to the adequacy, efficiency, performance, or desirability of Tenant’s Work.

10.            Condition of the Premises. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant’s business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any tenant improvements to the Premises except as expressly provided in the Lease and this Exhibit.

11.             Landlord’s Work. Landlord shall perform the work and/or supply the items listed on Schedule 3 attached hereto, either concurrently with or prior to the commencement of Tenant’s Work, as provided therein.

12.             Disbursement of Landlord’s Construction Contribution.

(a)           Landlord shall provide up to Seventy Seven Thousand One Hundred and 00/100 Dollars ($77,100.00) towards the cost of Tenant’s Work. No portion of Landlord’s Construction Contribution may be used for furniture, fixtures or equipment, other than trade fixtures incorporated into the Premises which become Landlord’s property pursuant to Paragraph 12 of the Lease. Landlord’s Construction Contribution shall be paid to Tenant after Tenant has opened for business to the public at the Premises and complied with the following: with its payment request, Tenant shall submit to Landlord (i) a certificate from Tenant’s architect stating that Tenant’s Work has been completed in accordance with applicable building codes and the final plans and specifications approved in writing by Landlord, and that a certificate of occupancy and any other required permits in connection with Tenant’s Work and the business Tenant will conduct from the Premises in accordance with the Lease have been obtained (with copies of each attached to such certificate), (ii) “as built” plans of Tenant’s Work, and (iii) unconditional waivers and releases from Tenant’s general contractor and Tenant’s architect and all subcontractors and materialmen who have not theretofore delivered such unconditional waivers and releases.

4

  (b)           Other Requirements. Landlord’s obligation to fund the draw request shall be further conditioned upon Tenant not being in default under the Lease, nor shall any event have occurred and be continuing which, with notice or lapse of time or both, would constitute an event of default.

  (c)            Landlord shall disburse the Landlord’s Construction Contribution to Tenant or, at Landlord’s option, directly to Tenant’s contractor or subcontractors or materialmen within fifteen (15) business days after Tenant has submitted the required information for such draw and has otherwise complied with the requirements hereof, and after Tenant has opened for business in accordance with the Lease and is not in default under the Lease.

  (d)            If after completing Tenant’s Work and paying in full therefor, Tenant has not fully utilized Landlord’s Construction Contribution, the balance thereof shall not be subject to disbursement and shall remain Landlord’s property subject to no claims of Tenant or those claiming through Tenant.

5

SCHEDULE 1 TO EXHIBIT C

FINAL SPACE PLANS

 (to be attached when approved)

1

SCHEDULE 2 TO EXHIBIT C

CONSTRUCTION SCHEDULE

1

SCHEDULE 3 TO EXHIBIT C

LANDLORD’S WORK

Landlord’s work shall consist of the following:

Provide the existing empty electrical conduit already stubbed to the Premises with electrical service capability of 277/480 volt, 3 phase, 200 amp.

Provide and install an electrical distribution panel with capacity for 42 circuits, not distributed.

Provide and install an electrical transformer.

Install HVAC heat pumps to provide HVAC capacity of one ton per 250 square feet. Any costs associated with the HVAC air distribution will be borne by the Tenant.

Tenant expressly acknowledges that Landlord’s Work shall take place concurrently with Tenant’s Work, and that Landlord’s Work will not commence prior to Landlord’s receipt of the Regulatory Approval Notice (or Tenant’s written waiver thereof) as described in paragraph 3 of the Lease Rider.

Tenant acknowledges and agrees that no representations as to the condition or repair of the Premises, nor promises to alter, remodel, or improve the Premises have been made by Landlord. Tenant shall take the Premises AS-IS and with all faults.

1

– TENANT –
SIGNAGE, STOREFRONT & AWNING DESIGN GUIDELINES
for
CORTE MADERA TOWN CENTER
MAY 2008

Ownership:	770 TAMALPAIS DRIVE, INC., c/o LEND LEASE
REAL ESTATE INVESTMENTS, INC.
Management:	MADISON MARQUETTE RETAIL SERVICES, INC.
Planning & Design:	SZFM Design Studio
415.956.5515

EXHIBIT D

INTRODUCTION

Town Center Corte Madera has always been intended to be more than a shopping mall. As its name indicates, it was designed as a “town center.” The location, size and shape of the buildings and spaces are meant to recall those unique places found in European pedestrian villages where the community can gather in public rooms and enjoy the natural ebb and flow of daily life.

As these villages and countless other small towns across America are comprised of private shopkeepers and businesses, each with their own particular style and character, these signage, storefront and awning design guidelines allow for the unique coherence and diversity we see in these towns. Whereas shopping malls traditionally discourage individuality through the use of severely restrictive design guidelines, we encourage your creativity with these guidelines.

Signs, storefronts and awnings are vital to the success of your store and the Center. Signs point the way and motivate purchasing decisions. Storefronts present the merchandize and give character to the public space. Awnings protect us from the hot sun and winter rains, and provide color and detail to the buildings. Together these make up the lively excitement of the shopping experience. Uncontrolled, these can become a visual jungle. Conversely, over-control produces dull, lifeless uniformity.

We believe the guidelines presented in this booklet provide a balanced approach to achieve overall harmony without sacrificing individuality, and seek a colorful communications collage which informs, stimulates, delights, and amuses.

Our intention is to stimulate imaginative design solutions by fostering creative ideas rather than minimizing mistakes. Although it may be against our better judgement to use low-grade or simulated products, we recognize that there are successful and creative uses of these materials in the retail industry, and though we do not advocate their use we do allow for them. In the area of square foot allowances for signage, some schemes may exceed their allotment. The Design Review Committee (DRC) reserves the right to permit those designs if they feel the excellence in design quality outweighs the letter of the law. Conversely, a design may fulfill all requirements of the guidelines and be rejected due to poor overall quality.

The design review process is divided into intermediate working sessions to prevent this from happening. By working with you we can assure you will get the best possible design from which you and the Center may benefit for years to come.

This document is divided into three main sections: Introduction, Approval Process, and Design Guidelines. Be sure and read through the entire book before you begin your design studies. If you have any questions please feel free to call the Project Architect at 415.956.5515.

1

DESIGN APPROVAL PROCESS

For your convenience and expediency, we have created a simple, easy-to-follow design review process which we feel protects the interests of you, the Center and the Town of Corte Madera. Rather than have you design your store in a relative vacuum, we have included in the submission process a preliminary review session where we can be sure you are on the right track and there will be no surprises which may derail your opening schedule.

Before we get into the process, a list of definitions and terms are presented below.

Definitions and Terms

Name and	Town Center Corte Madera
Location	100 Corte Madera Town Center
Corte Madera, California 94925

Landlord	770 Tamalpais Drive, Inc.
100 Corte Madera Town Center
Corte Madera, CA 94925

Management/	Madison Marquette Retail Services, Inc.
Owners Rep.	c/o Town Center Corte Madera Management Office
100 Corte Madera Town Center
Corte Madera, CA 94925
415.924.2961

Architect	SZFM Design Studio
601 Fourth Street, Loft 211
San Francisco, CA 94107
415.956.5515

Town of	Building and Planning Departments
Corte Madera	300 Tamalpais Drive
Corte Madera, CA 94925
415.927.5064

Design Review	SZFM Design Studio
Committee (DRC)	Madison Marquette
415.956.5515

Tenant	YOU are the Tenant

2

Approval Process

Before you begin, read carefully all material supplied to you by the Owner’s Representative and the Architect. If you are not currently using the services of an architect, for your convenience and the expediency of the design review process we encourage you to obtain one. Also, please note that the approval process described in this section is for design approval only. Building permits are handled separately by the Town and you must deal directly with the Town of Corte Madera Building Department.

Your schematic design package should outline all aspects of your design proposal. Size, shape, location, material, construction and color of all major elements should be addressed. Fill out the ‘Design Criteria Form’ available from the management office at Town Center and submit it with your schematic design drawings to the architect for preliminary review. You may request a meeting with us at this time but it is our recommendation that you wait until you receive your preliminary design review comments.

Once you have received the comments you may proceed with the contract documents. The DRC is interested only in those documents that specifically pertain to the four areas discussed in this booklet: Signage, storefronts, awnings and interior & lighting design. All other drawings should remain with your architect and readied for submission to the Town for a building permit.

Submit five (5) copies of your contract documents for these areas with an updated ‘Design Criteria Form’ to SZFM. We will submit your plans to the DRC for approval. If you have any significant changes between the schematic design and contract document phases, you may wish to resubmit your plans to us for comments.

Upon receiving your design approval, you will then need to submit all contract documents to the Town for your building permit. You will not receive a building permit without a design approval certificate first.

A stamped set of drawings will be returned to you for your records. The DRC may verify design compliance with their record set.

If you have any questions regarding what is required on your drawings or the process itself, please feel free to call us at 415/956-5515.

3

SIGNAGE DESIGN GUIDELINES

General

There are five types of signs used at the Town Center: Wall Signs; Window Signs; Transom Signs; Blade Signs; and Awning Signs. These signs are described in the sections below. You may use some or all of these sign types on your store. The signage guidelines presented at the end of this section define how much total signage you are allowed. Where and how you use the signage area is up to you. Remember, all signs must be professionally done by recognized artists, crafts people, or signmakers. The quality and consideration given to your store is not only a reflection of you, but of the Center as well.

When looking at signs one can make a determination whether a sign appears ‘heavy’ or ‘light.’ A heavy feeling is achieved by using letters with short, side strokes, dark in color, and built-up lettering such as self-illuminated metal box signs. A light feeling is achieved by thin, graceful, curving lines and light colors. Specifically, letter stroke widths equal to or greater than 1-1/2” are considered heavy. Stroke widths less than 1-1/2” are considered light. Although there are appropriate uses for heavy signs, we feel light signs are more appropriate at the Center. To that end we have provided incentives for their use in the design guidelines. We have also included examples at the end of this section.

Wall Signs

Wall signs are any graphic or written store identification that has been applied to the building above the storefront. The storefront is defined as that portion of the building where the entrances, display windows and signage occur. The difference between a transom sign and a wall sign is that the former is always within the storefront. The latter is used as an independent element anywhere on the wall. Typically wall signs convey the name of the store and are either painted directly on the building, or affixed to the building such as carved or fabricated plaques or letters. Lighting may be provided by spotlights, backlighting, or self illumination. Wall signs can only be located on sides having entrances.

Window Signs

Window signs are located on the display window and encompass a wide variety of sizes, shapes and materials. They may be something as simple as metal leaf letters or ready made decals. They may be as creative as mixed media and neon signs which float across the store window. Other applications of window signs are silkscreen, sandblasting, and laminating.

Signs may also be hung behind the storefront window. These signs usually are made from transparent material such as glass or plexiglass with neon, paint, or other graphics applied. Opaque signs are also used. In any case window signs usually give more specific information about the store, for example; what type of food is served, books sold or services rendered, hours of operation, pricing, credit cards accepted, and so on. Designers of window signs should keep in mind that they are read from relatively close proximity and often from both inside and outside the store. Mounting hardware, electrical connections, and details must be carefully considered and concealed wherever possible.

Transom Signs

Transom signs are usually located on the storefront above the height of the door. If it is on the storefront glazing below the door height it is considered a window sign.

Typically, transom signs are carved or fabricated signs with painted letters. Most are spot lit from above. Self-illuminated signs are not common but successful examples can be found.

4

Transom signs are used to heighten the overall storefront look. They are most effective when used with a retractable awning or no awning at all.

Blade Signs

Blade signs are suspended signs located above the storefront, perpendicular to the shopper’s direction of travel. Because these signs are so highly visible, special attention should be paid to them.

Historically, shop owners, aware not all patrons were literate, suspended images of products sold over the storefront for all to see. The shoe maker had a giant boot, the book seller had a big open book, the butcher had an image of a cow or chicken, and so on. The color, charm and character of these images lining the shopping street contributed immeasurably to the excitement and life of the town.

Typically blade signs are opaque, two- or three-dimensional, carved signs. These signs are spot lit from a remote lighting source. Painted signs also can be successful. Self-illuminated blade signs often present a feeling of low quality but we have seen very inventive and successful designs which we feel in certain circumstances may be appropriate.

Blade signs must be designed to be wind resistant.

Awning Signs

Awning signs are graphics, logos, or words applied directly onto the awning. Most awnings are made of two basic components, the cover and the frame. (Some awnings, such as wood louvers, are not as easily definable.) The cover, if it is a closed awning, will have side panels. Side panels are not included in the awning area. It may also have a valance that is the vertical face at the end of the frame. This may be either “fixed” with a frame or loose - unframed. The main body of the awning, referred to as the awning face, is the surface that faces the sky. The frame is the wood or metal support that gives the awning its shape. Typically awning signage is spot lit from above. Certain types of self-illuminated valance lighting are allowed in some locations.

Graphics may be applied by hand or with adhesives, silk screened or stitched. The use of graphic elements in your awning signs is encouraged. Colors should be selected with the compatibility of your neighbor in mind.

5

DESIGN GUIDELINES

General

- One square foot of signage for each lineal foot of storefront.
- Maximum 100 square feet of signage.
- Minimum of 25 square feet of signage okay.
- No signage may be located closer than 2'-6" from demising lease line, 2 vertical feet from the top of the parapet or 6' from another tenant's sign unless approved by the DRC.
- No sign shall exceed 1/2 the width of the overall tenant storefront.
- Acceptable materials for signs are polished, painted or 'faux' finished metal, wood or glass.
- If your store is 9,200 sf or more, you are considered a major tenant. Please see the Architect for major tenant signage guidelines.
- Timers must be provided for all illuminated signs. Signs must stay lit until 11:00 p.m. or until the close of business, whichever is later.
- All ballast boxes, transformers, cross overs, conduit, raceways and support mechanisms must be concealed from public view.
- Unless noted otherwise, all signs may be spot lit or self-illuminated using 'halo' light method. All light sources must be concealed from view.
- Halo lighting is defined as a concealed light source which bounces light off the building wall, creating a halo light effect around the letter or image.


REVERSED CHANNEL
LETTER
METAL CUT OUT SIGN
SIGHT LINES
REFLECTED LIGHT
CONCEALED LIGHT SOURCE
BUILDING WALL

PROHIBITED SIGN TYPES

- Flashing or moving lights, graphics or other imagery is not allowed.
- Fabricated can signs with an illuminated translucent background and silhouetted letters.
- Vacuum-formed or injection-molded plastic signs.
- Vinyl-appearing letters applied directly to glazing or storefront in any manner.
- Signs employing luminous or day-glo painted paper or cardboard, hung behind or around storefront glazing.
- Advertising or descriptive signs, including placards, banners, pennants, names, insignia, trademarks or other descriptive or promotional material affixed to or around show windows, doors, or exterior walls of a storefront.
- Any sign with plain block lettering.
- Signs which feature repeated graphics.

6

SIGNAGE DESIGN CRITERIA

	(Max.)		(Max.)
	Overall	Size	Letter	Size
Sign	Inside3	Outside3	Inside	Outside	Remarks4
Wall Sign-Heavy1	Not Allowed	16 sf	N/A	14” Predom2 20” Accent2	Only individually mounted letters are allowed. Wall signs are allowed on the East side only.
Wall Sign-Light1	Not Allowed	20 sf East side only	N/A	16” Predom. 22” Accent	Same as above.
Transom Sign-Heavy	15 sf	20 sf	14” Predom. 20” Accent	16” Predom. 22” Accent
Transom Sign-Light	20 sf	25 sf	16” Predom. 22” Accent	18” Predom. 24” Accent
Blade Sign	7 sf not including bracket	7 sf not including bracket	N/A	N/A
Blade signs are required for spaces 411-425, 125, 130 and 133. Signs under the arcade may be mounted on the wall or columns or suspended from the ceiling. Signs must be 20’ or more apart. One sign per storefront elevation. 7’-6” sign min. height. Sign shape must incorporate graphic shape or image representative of store’s product or service.

Window Sign	20% of window area	20% of window area	6”	8”	Hours of operation, etc., can only be max. of 2”.
Awning Sign	24 sf 50% of coverage on valance 25% on awning face	24 sf 50% of coverage on valance 25% on awning face	Valance 10” awning face 12” Predom. 18” max.	Valance 10” awning face 12” Predom. 18” max.	Internally lit awnings utilizing translucent letters as signage are prohibited. Signage at awning face must incorporate company logo or graphic. Length may not exceed 2/3 the length of the awning.

NOTES

1 Wall signs are considered heavy when the letter stroke width is equal to or greater than 1-1/2”. Light signage stroke widths are less than 1-1/2”.
2 Predominant letters are those letters making up the main body of the words. Accent letters may be the first or last letters of a word which are larger than the predominant letters for the purpose of graphic design or accent.
3 See map on next page for inside and outside locations.
4 For general information regarding all signs, see Design Guidelines, previous page.

7

IF YOUR STOREFRONT FACES THE SHADED AREA SHOWN HERE, IT IS AN ‘INSIDE’ STOREFRONT

INSIDE AND OUTSIDE STOREFRONT KEY MAP

8

Sign Measurements

Sign measurements are based upon their overall visual impact. For example, if the background area immediately surrounding the lettering or logo relates more to general design or the storefront and not the sign itself, it is not included in the measurement. In general, sign area is measured by calculating the area of the most simple geometric “frame” which can be placed around the sign,

If the background is directly related to the sign, it will be included in the measurement.

In case of free form or sculptural signs, an approximation will be made.

9

WALL SIGNS

10

WALL SIGNS-POOR EXAMPLES

10a

WALL SIGNS-GOOD EXAMPLES

10b

TRANSOM SIGNS

TRANSOM SIGNS-POOR EXAMPLES

11a

TRANSOM SIGNS-GOOD EXAMPLES

11b

BLADE SIGNS

BLADE SIGNS-POOR EXAMPLES

12a

BLADE SIGNS-GOOD EXAMPLES

12b

WINDOW SIGNS

WINDOW SIGNS-POOR EXAMPLES

13a

WINDOW SIGNS-GOOD EXAMPLES

13b

AWNING SIGNS

14

AWNING SIGNS-POOR EXAMPLES

14a

AWNING SIGNS-GOOD EXAMPLES

14b

STOREFRONTS

15

STOREFRONTS-POOR EXAMPLES

15a

STOREFRONTS-GOOD EXAMPLES

15b

STOREFRONT DESIGN GUIDELINES

General

A storefront is the transition between the “public” pedestrian right of way and the “private” space your store occupies. You may think of the storefront as your store’s “face”. Just as your face gives an impression of who you are, your storefront is the first close impression a shopper will receive of the quality and character of your store. He or she will decide whether or not to enter your store based, partially, on the impression made by your storefront. For instance: Is the storefront inviting? Can you see the merchandise through the window? Is it neat and well maintained? Instinctively shoppers make rapid, often subjective decisions regarding the contents, quality, and even the character of the owner or employees based on first impressions made by the storefront. In deciding what type of impression you want to make, have a clear vision of what your store is about, be consistent with that image, and put your best foot forward.

Storefront Projections

In order to further promote design interest at the storefront, we are allowing storefront projections in most areas. These may be glass display windows, bay or bow windows. You may combine projections with recesses to further articulate your storefront. In any case, our desire is to enhance your ability to express your individuality and add design excitement to the Center.

The following guidelines should be followed when using storefront projections.

o
Bonus square footage is given to tenants utilizing storefront projections up to 24” in depth. Projections beyond 24” up to 32” must be balanced against storefront recesses equaling the total additional square footage beyond the 24” projection. No projection may be greater than 32” in depth from the leaseline. Exception to maximum projection can be granted in certain specific locations.

o	No storefront projections are allowed where the resulting fire exit widths are below minimum egress standards. Verify locations and code compliance with the architect before you finalize.

o
Paving at storefront recesses should be a durable, slip-resistant material such as natural stone or ceramic, clay, terra cotta or mosaic tile. Transition between the existing and new paving must be neatly executed.

o	Doors may not extend beyond the projection.

o	If projections are cantilevered, refer to State Handicap Code for design guidelines for the visually impaired.

o	Some storefront locations may require particular projection configurations. If you are planning a projection, please consult the architect before finalizing your design.

o	Some projections, regardless of their dimension, may be required to be accompanied by recessed entrees/storefronts.

16

Storefront Materials

Most storefronts will be made of metal or wood frames supporting polished plate or tempered glass. Other materials and techniques are certainly welcome. The frames may be finished with a variety of quality paints and/or decorative finishes. Although colors are not restricted, monochromatic color schemes and use of strong bright colors are to be avoided.

Generally speaking, only new quality materials are permitted. All materials used in storefronts must be durable and non-corrosive. Exceptions may be granted for the use of other materials such as historic artifacts and simulated materials, provided they are integral to the design of the storefront and do not pose a threat to public health and safety.

A 6”-high base is required on all storefronts. Only durable impact-resistant materials are allowed. If the base is to be painted, only high grade scratch-resistant paint such as Imron automotive paint is allowed.

Restricted materials are those deemed to be of low quality and low durability, present fire or public hazard or are difficult to maintain. Mill finished and anodized aluminum are prohibited unless they are decorated.

Storefront bases should be a minimum of six inches in height and be made of a durable, hard coat material such as metal or stone. Wood is not recommended due to damage by shoppers, water and maintenance equipment.

Decorative Materials

There is no restriction on decorative materials provided they are properly detailed and installed, and do not pose a fire, maintenance or other public hazard. The use of any materials which has sharp or pointed edges is strongly discouraged. Decorative materials may not extend beyond the storefront lease line more than six inches (6”).

Three-Dimensional Elements

The storefront design may incorporate three dimensional elements. These may be carved, fabricated or ‘found’ objects which represent a literal or made-up image of the type of business or products sold. These objects may be used anywhere on the building face within the demising lease lines of the store provided it is above 7’-6” in height. If your scheme requires three-dimensional objects below 7’-6” they must not project beyond the storefront lease line more than 12 inches. Objects which present unusual maintenance problems or are not safe with regard to public right of way are not allowed.

Doors

All doors must conform to state and local codes, including the State Accessibility Code. Only swinging doors are allowed. Rolling overhead grills and sliding gates are restricted. Doors may not project past the lease line when open. Service and emergency exit doors are the responsibility of the tenant.

17

Building Connections

All storefronts must be fully weathertight when closed. Storefronts may be connected to the building through the use of approved construction details. These details must be submitted as part of the design scheme. Storefronts may not be hung from any part of the building. Soffits and fascias related to the tenant’s storefront must be constructed or durable and weather-resistant materials. If the tenant chooses to design a soffit or fascia flush to the building, a 3/4” × 1/2” reveal must be used. For specific building connection details, please contact the Center’s general contractor, DPR Construction, Inc. at 415/592-4800.

Facade Treatments

The building facade may be decorated by the tenant. Decorative treatments are not considered wall signs unless they contain graphic or written advertising. Therefore, decoration of this type is not included in signage calculations. Facade treatments are encouraged provided they are well integrated elements of the total storefront design and do not compromise the structural integrity of the building. The tenant is encouraged to employ a recognized artist or graphic designer for the execution of all work. Graphics may be painted or affixed onto the surface of the building. Decorative tile patterns, ornamental materials and other applied elements are limited to a six-inch projection beyond the facade and should be integrated with similar materials used in the storefront.

The extent of the treatment depends on the location of your store. If it is an ‘inside’ storefront (see map) it may be decorated in width to the demising lease lines and in height to the parapet unless it is located under an arcade or bridge. In these situations, the facade may be decorated up to the arcade or bridge but not on them. If you have an outside storefront (see map), the facade may be decorated in width to the demising lease lines and in height to the underside of the awning or shade structure. As in any other situation, your use of color, materials and patterns should strongly consider the design of the neighboring stores and the Center as a whole.

Landscape Elements

The use of landscape elements is highly encouraged. Miniature box trees, topiary, and flower boxes provide wonderful color, texture and scent for your store. These landscape elements may be built-in or free standing. Artificial landscape material other than those of plastic construction is allowed in certain situations. Plant material must not extend more than 24 inches beyond the storefront lease line. Always bear in mind that living plants may quickly grow beyond this line unless planned for ahead of time.

Planter containers must have adequate drainage and should be made of traditional materials such as wood, stone or terra cotta. Plastic containers are discouraged.

Plant material should be carefully selected. Avoid plants which are deciduous, bear and drop fruit or berries, attract birds or insects, generate pollen or other allergenic dusts, grow uncontrollably, or are water intensive. Vines must be grown on demountable wires or trellises, not on the building surface. Plants which are not maintained by the tenant will be either taken over or removed by the landlord at the expense of the tenant.

18

Security

All storefronts must be serviced by either key or integrated combination lock. Additional security devices such as electronic surveillance monitors, light beams and cameras must be concealed from view. Decals announcing the use of such equipment are permitted on the storefront.

All stores must have night lights. These lights are typically low-watt incandescent fixtures located in the front of the store. They are set on timers and hours of operation are determined by the landlord. Typically they go on when the store is closed at night and shut off at dawn.

19

AWNING DESIGN GUIDELINES

General

Awnings are not only designed to keep rain and sunshine off your store and your customers, they are integral to your complete storefront and signage design package. How many times have you heard people describe a location by saying, “next to the big red awning,” or “the store with the bright yellow awning.” Colorful, interesting awnings become landmarks for shoppers often before they can read the signage or recognize products or services in the storefront. At night, spotlights on the awning graphics will help make the store name more visible and let shoppers know you’re still open for business.

Many typical malls promote uniformity in awning size, color and shapes so that no one store will have an unfair advantage over another. We have taken another approach. When we study true town centers and look back at some of our strongest memories of wonderful European villages, we realize that much of the charm and uniqueness is derived from a “controlled disorder” of signs, storefronts and awnings. Although the background building material may be relatively uniform due to local building materials and construction techniques, individuality as well as harmony are created as much with awnings as with storefronts and signage.

It is with this in mind that we encourage you to express yourself with imaginative awning designs. Remember, your scheme must be designed with your neighbor in mind. Compatibility in color, size, form and visibility are important factors in the overall success of the center.

Material

For the convenience of your patrons, you are encouraged to provide protection from the winter rains and hot summer sun. Awnings made of non-porous opaque material are strongly recommended. The use of porous, mesh-like materials through which water passes are discouraged. High-maintenance materials such as glass are also discouraged. If fabric coverings are used, they must be fireproof and made of durable, fade-resistant material manufactured and supplied by a recognized awning fabrication company. Plastic or vinyl-looking awning material is prohibited.

Metal frames can be finished in a variety of colors and textures. Any finish which results in staining or ‘running’ onto the building or pavement is restricted. Where wood is used only high-quality, new material resistant to checking, warping and rotting is allowed. Painted finishes should be durable and resistant to cracking, peeling and fading. Any material which has been altered in any way, whether due to poor design, construction, material selection or exposure must be replaced or reconditioned at the landlord’s request and at the tenant’s expense.

Design

The design of your awning must respect the visibility rights of your neighbor, and design integrity of the Center as a whole. Your awning may not extend beyond the demising wall lease lines unless you have express written permission from the landlord. Post-mounted awnings in most cases are not allowed. No part of the awning or frame shall extend below 7’-6” except for loose-footed valances which may extend to 7’-0”. Awnings may not cover more than one bay at a time. Bays are defined as the space between storefront columns. Please keep in mind that some shoppers are visually or physically impaired and that architectural elements which intrude into their path may cause physical or material damage to their persons or belongings. Internal illumination to achieve night lighting efforts is encouraged.

Awnings which extend to the parapet are allowed on ‘inside’ storefronts only (see map). Awnings on ‘outside’ storefronts must retain existing heights. Where no awning exists, the average height between adjacent awnings will be used. Bold colors and stripes are also allowed but will be reviewed for compatibility with your immediate neighbors.

20

Construction

As with all other construction at the center, the awnings must meet state and local building codes. Only the highest quality material and details will be allowed. All awning connection details must be approved by the DRC before construction begins.

Awning construction will be reviewed for lift as well as downward gravitational forces. Wind pressure under the awnings is often more destructive than damage by vandals. All fittings and connections must be bi-directionally stable. Specific construction details should be reviewed with the Center’s general contractor.

Many stores have existing awnings. If you decide to remove and replace the awning frame all holes must be patched and painted to match existing building finish and color.

21

INTERIOR AND LIGHTING DESIGN GUIDELINES

General

Because most storefronts are transparent, your store’s interior design and lighting has visual impact on the public right of way. We have included this section to help you maximize your image on the mall. Specifically, we are referring to the image the first eight to ten feet your store projects on the mall. By encouraging store owners to use quality materials and construction at the front of their store, we can further ensure the highest level of design integrity for the Center.

Guidelines

Ceilings

The use of any exposed grid, modular, lay-in acoustical tile ceilings is discouraged. Some high-end, hidden spline, decor group ceiling systems may be allowed if used in conjunction with other sophisticated materials creating an overall look of quality and refinement. Exposed ceiling equipment such as mechanical ducts, electrical conduits and sprinkler pipes may be allowed if carefully integrated into a clear, coherent design scheme which would be compromised by another ceiling design. Although extensive use of mirrored ceilings is discouraged, articulated ceilings utilizing recesses, moldings and judicious use of mirror or other specialty material is strongly encouraged.

Walls

If sheetrock walls are used, they should be of high quality material and craftsmanship. All joints should be taped and sanded smooth. Painted finishes are acceptable, particularly specialty paint finishes such as sponge or rage textured, stippled, glazed or other ‘faux’ finishes. Wallpapers, wood or metal panels, plaster, stucco or any other dimensionally prepared wall finishes are allowed, provided they are of high quality construction, fit and finish. Although simulated materials such as faux stone, vinyl wood paneling and photo murals are strongly discouraged, under the right aesthetic circumstances allowances can be made for their use.

Floors

Floors should be made of smooth, continuous, slip-resistant material. Reflective shiny surfaces which are maintenance intensive in this high traffic area should be carefully considered. Low quality or visually questionable materials such as indoor/outdoor carpet, sheet vinyl flooring, poorly finished exposed concrete, and adhesive backed wood tiles are restricted. By designing your floors for durability, low maintenance and safety in mind you will invariably be using any number of high-quality materials acceptable to the DRC.

Exterior Materials

Some store owners may wish to recess all or part of their storefronts. In this case, all exterior materials must be of water-resistant, durable quality.

22

Lighting

All ceiling lighting in the first 6’ of the store must be recessed in candescent-looking fixtures. All fluorescent light fixtures should have specular finish, parabolic lenses. Fluorescent fixtures may not exceed 2’ × 4’ in size. Exposed tubes or textured light-diffusing plexiglass lenses are strongly discouraged. However, allowances may be made for those items which are well integrated into an overall design theme which would otherwise be seriously compromised by their elimination or substitution.

Track lighting, downlight and spots are acceptable provided direct light is not offensive or intrusive to the shoppers outside of the store. Excessive lighting levels, poorly focused lights or inappropriately lighted merchandise resulting in high levels of light ‘spilling’ or reflecting into the mall is considered poor design. Poorly lit stores which present a hazard to visually impaired shoppers will be required to increase lighting levels to safe standards. Excessively bright or flashing lights are not permitted. All light fixtures except track and decorative fixtures must be recessed. When considering the location, amount and quality of lighting in your store it is recommended practice to light the product rather than the space.

23

EXHIBIT E

COMMENCEMENT OF TERM AGREEMENT

Dated: ___________________

WHEREAS, by the lease dated ___________________, as same may have been amended, 770 TAMALPAIS DRIVE, INC. (the “Landlord”) leased to ___________________ (the “Tenant”), the area described therein as space________Corte Madera Town Center, of the property known as Town Center Corte Madera, situated in Corte Madera, California; and

WHEREAS, said Lease’s ___________________ term shall commence upon Landlord’s substantial completion and delivery of possession of the Premises to Tenant; and

WHEREAS, Landlord’s work has been substantially completed; as defined and in accordance with Paragraph 2 of the Lease on ___________________; and

WHEREAS, Landlord has delivered possession of the Premises to Tenant on ___________________ in accordance with Paragraph 2 of the Lease; and

WHEREAS, Tenant has commenced to do business in the Premises on ___________________.

NOW, THEREFORE, in accordance with the above, the parties hereto agree that the term of said lease shall commence ___________________ and expire___________________, unless sooner terminated pursuant to any provision of said Lease, with rent payments as defined in the Lease commencing on ___________________, and

All other terms and conditions of said Lease are hereby reaffirmed as being in full force and effect.

TENANT:	LANDLORD:
770 TAMALPAIS DRIVE, INC.

Its:	Its: